                                                                    EXHIBIT 10.1


                                   AT&T TOWER

                                 LEASE AGREEMENT

      This LEASE AGREEMENT ("LEASE"), made as of this 17th day of January, 2003 between International Centre Limited Partnership, a Minnesota limited partnership ("Landlord"), and Fair Isaac and Company, Incorporated, a Delaware corporation ("Tenant");

                                    RECITALS

      A. Landlord is the owner of the Project (defined below).

      B. Pursuant to that certain Lease Agreement dated as of October 23, 2000, as amended by that certain First Amendment to Lease dated as of July 30, 2001 (as amended, the "Prime Lease") Landlord leases to Utility Engineering Corporation, a Texas corporation ("UEC") certain space located on the 30th (such space being referred to herein as the "Sublease 30"), 31st, 32nd and 33rd floors of the Project (collectively referred to herein as the "Sublease Premises"), as more particularly set forth therein.

      C. Simultaneously with the execution and delivery of this Lease, UEC is subleasing the Sublease Premises to Tenant pursuant to that certain Sublease Agreement of even date herewith between UEC and Tenant.

      D. Tenant desires to lease from Landlord directly the Sublease Premises, together with the approximately 8,753 square feet of rentable area on the 30th floor of the Project (as designated on the floor plan attached hereto as Exhibit A and referred to herein as the "Direct 30") upon the terms and conditions set forth in this Lease.

      E. The Sublease Premises and the Direct 30 are collectively referred to herein as the "Premises".

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1.1 PREMISES: Landlord, subject to the terms and conditions hereof, hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, which are shown crosshatched on the floor plans attached hereto as Exhibit A, containing approximately 71,474 square feet of net rentable area, as determined in accordance with BOMA, located in the building situated at 901 Marquette Avenue, Minneapolis, Minnesota 55402 (the "Building"), which is constructed on land (the "Land") legally described on attached Exhibit B. The Building, the Common Areas and the Land are collectively referred to in this Lease as the "Project", together with the right, in common with others, to use the Common Areas. "BOMA" shall mean the "Standard Method for Measuring Floor Area in Office Buildings", (American National Standard ANSI Z65.1-1996), Approved June 7, 1996 by American National Standards Institute, Inc.) prepared for the Building Owners and Managers Association International. "Common Areas" shall mean that part of the Building which includes any atriums, hallways for use by more than one tenant, the Building's electrical and mechanical space, loading docks, elevators and elevator lobbies, and restrooms which are outside the premises of any tenant, and that part of the Land which is outside the perimeter of the Building including any parking facilities.

      1.2. RIGHT OF FIRST OFFER: Landlord grants to Tenant the option ("RIGHT OF FIRST OFFER") to add to the Premises any portion of the 26th, 27th, 28th and 29th floors ("RIGHT OF FIRST OFFER SPACE") which Landlord elects to offer to a third party.

            Landlord shall notify Tenant in writing of its intent to offer the Right of First Offer Space to the public. Landlord's notice shall include the material terms on which Landlord intends to lease the Right of First Offer Space, including Base Rent, Term, Landlord's contribution to Tenant Improvements and the approximate date possession is to be delivered. Tenant shall have ten
(10) business days from receipt of Landlord's notice to Tenant to advise Landlord, in writing, that Tenant accepts the Right of First Offer Space, subject to the terms of Landlord's Notice.

            Prior to delivery of possession, Tenant shall execute an amendment to this Lease reflecting the addition to the Premises, the additional Base Rent, the change in ratio of the Premises to the Building area and any other revisions necessary because of the Right of First Offer Space being added to the original Premises. All other terms and conditions of this Lease shall apply to the additional premises.

            If at the time of the exercise or at any time thereafter until the commencement of the Term as to the Right of First Offer Space, there exists a Tenant Default (as defined in Section 14.1), Tenant will have no right to exercise its option as to the relevant Right of First Offer Space and/or to lease such Right of First Offer Space.

            Tenant's rights as of the date hereof, under this section 1.2 as it relates to the 26th through 29th floors shall at all times be subordinate to the rights of AT&T Corp. and NRG Energy, Inc.

      1.3 EXPANSION OPTION: Tenant is hereby granted the right (the "Expansion Right") to expand the Premises to incorporate the 29th floor of the Project (approximately _________ square feet of rentable area) (the "Expansion Space") into the Premises in accordance with the provisions set forth in this Section 1.3.

            EXERCISING RIGHTS AND LANDLORD'S NOTICE: If Tenant desires to exercise the Expansion Right Tenant must give Landlord written notice thereof on or before September 1, 2005, and if Tenant does not deliver its written notice to Landlord on or before such date, Tenant will have waived its right to acquire the Expansion Space pursuant to the Expansion Right. Landlord will deliver the Expansion Space on June 1, 2006 and immediately upon such delivery, the Expansion Space will become a part of the Premises, and shall thereafter be subject to the same terms and conditions of the Lease as if the Expansion Space had originally been part of the Premises. Tenant's obligation to pay Base Rent for the Expansion Space will commence on the earlier of (a) 90 days after the date on which Landlord delivers the Expansion Space to Tenant in the condition required by this Lease, or (b) the date on which Tenant commences conducting its business operations in the Expansion Space. Upon the request of either party, Landlord shall prepare an amendment, in form and substance reasonably acceptable to Tenant, evidencing the addition of the Expansion Space to the Premises.

            BASE RENT, ACCEPTANCE AND EXPANSION ALLOWANCE: Tenant shall accept the Expansion Space in "as is" condition. Base Rent for the Expansion Space will be
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equal to FAIR MARKET RENT as defined in Section 37.3. Tenant will be permitted to gain access to the respective Expansion Space on June 1, 2006 for the purpose of constructing Tenant Improvements therein. Landlord will not be entitled to any fees for reviewing Tenant's plans or supervising Tenant's construction of the improvements to the Expansion Space.

      2. TERM: The term of this lease (the "Term") shall commence on February 1, 2003 and continue thereafter until August 31, 2014.

      2.1 RENEWAL TERM: Tenant shall have two (2) options to extend the Term ("Renewal Term") for periods of five (5) years each. Tenant shall provide Landlord written notice to exercise each option not less than eighteen months in advance of the expiration of the then existing Term. Base Rent during each Renewal Term shall be Fair Market Rent, as defined in Section 37 of this Lease.

      3. ANNUAL BASE RENT: Tenant agrees to pay to Landlord during the Term an annual Base Rent (the "Base Rent") as follows:

                                                       Annual Rent per Square Foot of
       Portion of Premises         Period                       Rentable Area
       -------------------         ------              ------------------------------

Floors 31, 32, 33               2/1/03-8/31/11          $10.70
                                9/1/11-8/31/14          Fair Market Rent

Sublease 30                     2/1/03-6/30/07          $10.70
                                7/1/07-8/31/14          Fair Market Rent

Direct 30                       2/1/03-6/30/07          $7.50
                                7/1/07-8/31/14          Fair Market Rent

payable on the first day of each month in advance, without deduction or setoff of any kind, to Landlord and delivered to Landlord's managing agent, Ryan Properties, Inc., 50 South 10th Street, Suite 300, Minneapolis, Minnesota 55403, or at such other place as may from time to time be designated by Landlord.

Notwithstanding anything in this Section 3 to the contrary, Tenant's payment of the rent payable by Tenant with respect to the Sublease Premises pursuant to the Sublease shall be deemed to be payment in full of the Base Rent and Operating Costs with respect to the Sublease Premises under this Lease.

In each case where Base Rent is to be "Fair Market Rent", Landlord and Tenant shall endeavor to agree upon Fair Market Rent at least twelve (12) months prior to date on which such adjustment is to occur (it being agreed that both Landlord and Tenant will be reasonable in their attempt to determine Fair Market Rent). In the event the parties are unable to agree on the Fair Market Rent by such time, either party may provide written notice to the other party requesting arbitration (Arbitration Request) as outlined in Section 37.

      4. USE: Tenant shall only use the Premises for general office purposes and all legal uses incidental thereto and for no other purpose without Landlord's prior written consent.

      5. OPERATING COSTS: Subject to Section 3 above, Tenant shall pay to Landlord as an item of Additional Rent, without any setoff or deduction therefrom except as permitted by this Lease, Tenant's Proportionate Share of Operating Costs incurred by Landlord with respect to the Building. Tenant's Proportionate Share being the decimal equivalent of a fraction, the numerator of which is 71,474 and the denominator of which is 610,154 (i.e., 11.7140%).

            5.1 DEFINITION OF OPERATING COSTS: "Operating Costs" include all reasonable expenses and reasonable costs (but not specific costs which are separately billed to and paid by individual tenants) of every kind and nature which Landlord pays or becomes obligated to pay because of, or in connection with, the operation or maintenance of the Project and supporting facilities of the Project, including but not limited to all real estate taxes and annual installments of special assessments which are assessed, levied, charged, confirmed or imposed by any public authority (excluding any interest or penalty for late payment) upon the Project, its operations or the Rent provided for in this Lease (provided, however, that real estate taxes and special assessments attributable to the Building's parking structure will be excluded from Operating Costs), reasonable costs of any contest of such taxes, including reasonable attorneys' fees, to the extent taxes are reduced as a result of contest; management fees not in excess of four percent (4%) of gross Building rental amounts, insurance premiums (provided, however, that liability insurance premiums attributable to the Building's parking structure will be excluded from Operating Costs), the cost of supplying electricity to the Building's parking structure, and utility costs, janitorial costs, Building security costs, costs of wages (including, without limitation, the reasonable cost of overtime wages necessary to perform those items of maintenance and repair work generally performed by other landlords in the Minneapolis downtown office district on an overtime basis in order to minimize inconvenience to tenants), Project repair and maintenance costs, including those which incidentally benefit the Building's parking structure (such as sump pump maintenance and maintenance of the ventilation system serving the parking structure); and all other reasonable costs of any nature whatsoever which for federal tax purposes may be expensed rather than capitalized. Tenant shall not be responsible for any increase in real estate taxes which results solely from the creation of additional rentable area on the Land or in the Building or from improvements or alterations made by Landlord or other tenants unless Tenant's Proportionate Share shall be adjusted accordingly. Costs which would under generally accepted accounting principles be deemed capital costs or capital expenditures may be included in the definition of "Operating Costs" only to the extent that such cost: (i) relates to an expenditure which is required to comply with changes in Legal Requirements, as defined in Section 32, which occur after the Commencement Date but then only to the extent in any one year of the amount equal to the total expenditure divided by the useful life of the improvement which requires such cost, or (ii) relates to an expenditure which is incurred based upon a reasonable forecast that such expenditure will reduce in future years another cost which would be deemed an Operating Cost but then only to the extent in any one year of the originally estimated amount of savings for the year it is charged.

            5.2 EXCLUSIONS FROM OPERATING COSTS: Operating Costs shall exclude the following:

      A. With respect to employees primarily engaged in the development, marketing, leasing or collection of debts related to the Project, no portion of those employees' wages, benefits, or taxes allocable to time spent on those activities will be included in Operating Costs;

      B. Depreciation or amortization of the Building or its contents or components;

      C. Expenses for the preparation of space or other work which Landlord performs for any other tenant or prospective tenant of the Building;

      D. Expenses for repairs or other work which is caused by fire, windstorm, casualty or any other insurable occurrence (except costs up to $25,000 which are subject to Landlord's insurance deductible), and any cost for any commercial general liability insurance coverage with minimum limits in excess of those generally maintained by other landlords of similar buildings located in the Minneapolis downtown office district;

      E. Expenses incurred in leasing or obtaining new tenants or retaining existing tenants, including leasing commissions, legal expenses, advertising or promotion;

      F. Legal expenses incurred in enforcing the terms of any lease;

      G. Interest, amortization or other costs, including legal fees, associated with any mortgage, loan or refinancing of all or any part of the Project or sale of all or any part of the Project;

      H. Expenses incurred for any necessary replacement of any item to the extent that it is covered under warranty;

      I. The cost of any item or service for which Tenant separately reimburses Landlord or pays to third parties, or that Landlord provides selectively to one or more tenants of the Building whether or not Landlord is reimbursed by such other tenant(s). This category shall include the actual cost of any special electrical, heating, ventilation or air conditioning (the heating, ventilation and air conditioning systems are referred to as "HVAC") required by any tenant that exceeds normal building standards or is required during times other than the Business Hours, as defined in
      Section 7(B), and the cost of any special purpose HVAC supplied to any tenant. This category shall also include the cost of light tubes, bulbs, fixtures and ballasts supplied to tenants if the same are not supplied to all tenants on a no additional cost basis;

      J. Accounting and legal fees relating to the ownership, construction, leasing or sale of the Project; and accounting and legal fees paid or imputed to full time employees of Landlord or any management agent;

      K. Any interest or penalty incurred due to Landlord's late payment of any Operating Cost;

      L. Any amount paid to an entity or individual related to Landlord which exceeds the amount which would be paid for similar goods or services on an arms-length basis between unrelated parties;

      M. The cost of correcting defects in the construction of the Building;

      N. The initial cost or the replacement cost of any permanent landscaping, greater than that in place on the Commencement Date;

      O. Any ground rent, air space rent or other rent incurred for the Land;

      P. The cost of correcting any applicable building or fire code violation(s) or violation(s) of any other applicable law relating to the Building in effect on the Commencement Date;

      Q. Any costs incurred to test, survey, cleanup, contain, abate, remove or otherwise remedy Hazardous Substances, as defined in Section 29, from the Project which were present at the Project prior to the Commencement Date or brought onto the Project after the Commencement Date, including any damages or future claims asserted against Landlord in connection with the same; provided, however, that Landlord's routine costs incurred in cleaning up and disposing of materials which are used in the ordinary operation of the Project, such as copier toner or fluorescent light bulbs and which may be classified as Hazardous Substances, may be included as Operating Costs;

      R. Any personal property taxes of Landlord for equipment or items not used directly in the operation or maintenance of the Project;

      S. Rentals and other related expenses, if any, incurred in leasing items to the extent that the cost of the purchase of that item would not be included as a permitted capital expenditure hereunder; provided, however, that Landlord may include the cost of leasing items which are used solely in connection with the Project and typically leased and not purchased by landlords of similar buildings located in the Minneapolis downtown office district;

      T. Any costs or expenses for sculpture, paintings, or other works of art, including costs incurred with respect to the purchase, ownership, leasing, repair and/or maintenance of such works of art; provided, however, that Landlord may include as an Operating Cost its routine and ordinary cleaning of these items but that cleaning does not include any restoration, special preservation, special maintenance, or similar activities;

      U. Contributions to Operating Cost reserves if such reserves will not be used during the calendar year in which such reserve is created;

      V. Overtime or other extraordinary labor expenses except as permitted by
      Section 5.1;

      W. All expenses directly resulting from the negligence or willful misconduct or omissions of Landlord, its agents, servants or other employees;

      X. All bad debt loss, rent loss or reserve for bad debt or rent loss;

      Y. Any other cost or expense which, under generally accepted accounting principles consistently applied, would not be considered to be an operating cost of the Project;

      Z. Any additional costs incurred to operate or maintain the Building, or costs directly incurred by Landlord, for tenants operating food service, child care or retail businesses in the Building;

      AA. Real estate taxes and special assessments and liability insurance premiums attributable to the Building's parking structure; and

      BB. If Landlord at any time self-manages the Building's parking structure, the cost of the Building parking structure maintenance which is, as of the Effective Date, performed by, or paid for by, Allied Parking, Inc. and not Landlord.

            5.3 ESTIMATION AND RECONCILIATION OF OPERATING COSTS: As soon as reasonably practicable prior to the commencement of each calendar year during the Term, Landlord shall furnish to Tenant an estimate of Operating Costs for the ensuing calendar year and Tenant's Proportionate Share thereof. Tenant shall pay, as Additional Rent hereunder, together with each installment of Base Rent, one-twelfth (1/12th) of its estimated annual Proportionate Share of Operating Costs. As soon as reasonably practicable after the end of each calendar year during the Term but in no event later than 120 days after the end of each calendar year during the Term, Landlord shall furnish to Tenant a statement of the actual Operating Costs for the previous calendar year, including Tenant's Proportionate Share of Operating Costs, and within 30 days thereafter Tenant shall pay to Landlord, or Landlord shall credit to the next Rent payments due Landlord from Tenant, as the case may be, any difference between the actual Operating Costs and the estimated Operating Costs paid by Tenant. Within 30 days after the expiration or earlier termination of the Term, Tenant shall pay to Landlord, or Landlord shall pay to Tenant, any difference between the actual Operating Costs and the estimated Operating Costs paid by Tenant for the last year of the Term. Tenant's Proportionate Share of Operating Costs for the years in which this Lease commences and terminates shall be prorated by multiplying the actual Operating Costs by a fraction the numerator of which is the number of days of that year of the Term and the denominator of which is 365. Notwithstanding any other provision herein to the contrary, it is agreed that in the event that the Building is not fully occupied at any time during the Term, an adjustment shall be made in computing those Operating Costs which fluctuate due to Building occupancy for such year so that the Operating Costs will be computed for such year as though the Building had been fully occupied during that year. The Operating Costs and the books and records of Landlord may, on reasonable prior notice to Landlord, be audited by Tenant or Tenant's independent public accounting firm during Business Hours. Tenant will not compensate its independent public accounting firm for these audits on a contingent fee basis. If Tenant challenges Landlord's computations of the Operating Costs or Additional Rent, Tenant shall give Landlord notice stating Tenant's objections. Any such objection shall be made within one year after receipt of Landlord's statement pursuant to this Section 5.3 or be deemed waived; provided, however, that if Tenant's audit discloses that Tenant was overcharged for Additional Rent three percent (3%) or more of the amount Tenant should have paid, Tenant may, upon written notice (the "Additional Audit Notice") given to Landlord within 60 days after Tenant's receipt of the final audit results for the present audit, audit the Operating Costs and the books and records of Landlord for the two calendar years prior to the year for which Tenant conducted the present audit. If Tenant fails to give the Additional Audit Notice within the 60-day period, Tenant will be deemed to have waived its additional audit rights with respect to such two calendar years. If Tenant's audit of the Operating Costs or Additional Rent indicates that Tenant was overcharged for Additional Rent, Landlord shall, subject to Landlord's right to submit the matter to arbitration under Section 52, promptly repay all such overpayment to Tenant and adjust Tenant's estimated payments of Operating Costs if necessary. In event of any such arbitration, any over-payment shall be repaid to Tenant within 10 days after such arbitration is completed. If Tenant's audit of the Operating Costs for any year indicates that Tenant was overcharged for Additional Rent three percent (3%) or more of the amount Tenant should have paid, Landlord shall promptly reimburse Tenant for Tenant's reasonable expenses and fees incurred for the audit. Should Landlord dispute Tenant's or Tenant's auditors' determination, the dispute shall be resolved by arbitration in accordance with Section 37.

            5.4 REAL ESTATE TAX CONTESTS: Landlord shall, after written notice from Tenant, contest any real estate tax assessment for any year during the Term. If Landlord shall fail or refuse to contest a real estate tax assessment requested by Tenant, then Tenant may bring appropriate proceedings in Landlord's and/or Tenant's name for contesting any assessment for any tax year during the Term. The net amount of real estate taxes recovered as a result of such proceedings, whether commenced or paid for by Landlord or Tenant (e.g., the amount recovered after payment of all sums necessary to attain such recovery), will be shared between Landlord and Tenant with Tenant receiving Tenant's Proportionate Share thereof. If Tenant contests any real estate tax assessment, it will reimburse Landlord for Landlord's reasonable costs incurred in connection with Tenant's contest, including any increase in the Project's real estate taxes. Landlord and Tenant shall cooperate with each other with respect to the proceedings so far as is reasonably necessary.

      6. ADDITIONAL TAXES: Tenant shall pay as additional rent to Landlord, together with each installment of Base Rent, the amount of any gross receipts tax, sales tax or similar tax, or any tax imposed in lieu of real property taxes (but excluding therefrom any income tax), or arising out of ownership, payable or which will be payable by Landlord, by reason of the receipt of the Base Rent and adjustments thereto.

      7. LANDLORD'S SERVICES: So long as Tenant performs each and every covenant to be performed by Tenant hereunder, Landlord agrees that Tenant may quietly enjoy the Premises in accord with the provisions hereof and that Landlord shall provide the following services ("Landlord's Services"):

      A. HVAC. Furnish HVAC services in accordance with the criteria set forth on attached Exhibit E during Business Hours. If heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord, at the request of Tenant, shall install supplementary air conditioning equipment in the Premises, if such installation is deemed practical in the sole judgment of Landlord, and the cost of any such equipment, together with the cost of installation, operation and maintenance thereof (including all utility costs incurred in connection therewith) shall be paid by Tenant to Landlord as Additional Rent, together with each monthly installment of Base Rent, at such rates as are reasonably determined by Landlord. Any such equipment may be removed by Tenant upon the expiration or earlier termination of this Lease and, if requested by Landlord in writing, will be removed by Tenant upon the expiration or earlier termination of this Lease.

      B. Elevators. Provide passenger elevator service in common with others at all times. Further, to provide freight elevator service in common with others Monday through Friday from 8:00 A.M. to 6:00 P.M., and Saturday from 8:00 A.M. to 1:30 P.M., Minnesota and Federally recognized holidays excepted (the "Business Hours").

      C. Janitorial. Provide the janitorial services identified on attached Exhibit H on a daily basis in and about the Premises in a manner which is reasonably acceptable to Tenant.

      D. Maintenance, Repair and Replacement. Maintain, repair, replace and keep in good repair, ordinary wear and tear excepted, the Building's foundations, electrical, mechanical and HVAC systems, exterior walls, Common Areas and roof, including roof membrane; provided, however, if the need for repairs is directly or indirectly attributable to, or results from, any Tenant activity being conducted within the Premises, Tenant agrees to reimburse Landlord for all reasonable costs and expenses incurred by Landlord with respect to those repairs except to the extent covered by insurance. Landlord shall commence, and diligently pursue until completion, any repairs it is required to do hereunder within a reasonable period of time after receiving written notice from Tenant of the necessity for such repairs. Landlord's obligations hereunder shall be subject to the provisions of Sections 10 and 11.

      E. Water. Provide water for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord at such points of supply provided for general use of other tenants in the Building.

      F. Electricity. Provide electricity to the Premises for normal lighting and operation of small business office equipment (but not equipment using amounts of power in excess of that for which the Premises are presently designed and rated). In the event that additional utilities are required by Tenant, all actual costs for those additional utilities, including additional conduits, separate meters and service, will be paid by Tenant. Tenant shall use its best efforts to conserve electricity.

      G. Window Coverings. Provide interior window coverings, at Landlord's own expense, of a venetian or similar type blind for exterior windows. Tenant, with Landlord's prior written consent and so long as such drapes or coverings are in harmony with the exterior and interior appearance of the Building and create no unreasonable safety or fire hazard, may install drapes or other window coverings to the inside of said blinds at Tenant's own expense (and if installed shall maintain them in an attractive and safe condition).

      H. Premises Keys. Furnish Tenant with two keys for each corridor door entering the Premises, and, upon Tenant's request and at Landlord's actual cost, additional Premises' keys. All such keys will remain the property of Landlord. Except for Tenant's security system discussed below, no additional locks will be allowed on any door of the Premises without Landlord's written consent, and Tenant shall not make or permit to be made any duplicate keys. Tenant may, at Tenant's sole expense and upon notice to, but without the consent of, Landlord, install an electronic security card lock system within the Premises. Tenant will deliver a reasonable number of key cards to Landlord so that Landlord may gain access to the Premises as permitted by Section 8(B). Tenant will be permitted to change the security card codes on this system at any time and from time to time and Tenant will, as soon as reasonably possible after a change, deliver replacement key cards to Landlord. Upon the expiration or earlier termination of this Lease, Tenant shall surrender to Landlord at the address then provided for the payment of Rent all access cards and keys to the Premises, and give to Landlord the combination of all locks for safes, safe cabinets and vault doors, if any, in the Premises.

      I. Building Monitoring. At least one employee or agent of Landlord will be present, subject to temporary absence for the purpose of inspecting the Project or responding to calls, in the first floor lobby 24 hours per day, seven days per week, for the purpose of monitoring the Project and access thereto.

      J. Access. Access to and egress from the Building, the Premises and the

      Common Areas, twenty four (24) hours per day, seven (7) days per week. Notwithstanding the immediately preceding sentence to the contrary, Landlord may temporarily restrict access to (i) the Building, the Premises and the Common Areas in the event of an emergency but only for so long as the emergency exists, and (ii) upon reasonable prior written notice to Tenant, the Common Areas of the Building for planned tenant events, such as holiday parties, but such restriction will not unreasonably interfere with Tenant's access to and egress from the Premises, other Common Areas or the other portions of the Building.

      K. Landlord's Insurance. Landlord shall maintain in full force and effect during the Term (i) "all risk" commercial property insurance coverage (including coverage for Initial Alterations) in the amount of the full replacement value thereof, as the value may exist from time to time; (ii) boiler and machinery insurance; (iii) commercial general liability insurance, including contractual liability, on an occurrence basis with minimum limits of not less than $5,000,000.00 per occurrence and in the aggregate for injuries, losses, claims or damages to persons or property and contractual liabilities occurring in or on the Building and the Land, and due to the negligence of Landlord and its employees; and (iv) worker's compensation and employer's liability for all of Landlord's employees. Landlord's insurance shall be issued by insurance companies qualified to do business in the State of Minnesota, with a general policyholder rating of at least A- and a financial rating of at least VIII as noted in the most current Best's Insurance Guide and Key Ratings, (or an equivalent rating by another widely recognized insurance rating agency of similar standing.) Landlord's liability insurance shall name Tenant as an Additional Insured and shall provide for a waiver of subrogation in favor of Tenant. Prior to the Commencement Date and throughout the Term, Landlord shall provide Tenant with certificate(s) of insurance evidencing the amounts and types of coverage described above with a 30 day (10 day for premium non-payment) notice of cancellation to Tenant. The limits of coverages required in (iii) and for employer's liability may be provided in combination with umbrella coverage. Evidence of such policies of insurance may be in the form of an ISO ACORD form Certificate of Insurance, or its equivalent, filed with Landlord prior to Tenant's occupancy of the Premises and at all times thereafter during the Term. In addition, Landlord will cause its contractors to maintain in full force and effect commercial general liability coverage, worker's compensation and employer's liability, with minimum limits acceptable to Landlord; such coverages shall be written by insurance companies qualified to do business in the State of Minnesota with a minimum rating of A- and VIII according to Best's Insurance Report.

      L. Fire, Life, Safety. Landlord shall maintain the life safety and security systems and shall comply with all applicable requirements of all governmental authorities having or claiming jurisdiction over the Project, including, without limitation, the Minneapolis Fire Department. Landlord shall, upon Tenant's written request, provide Tenant a written emergency evacuation plan for the Building complying with the requirements of all governmental authorities having or claiming jurisdiction over the Project, including, without limitation, the Minneapolis Fire Department.

            7.1 REQUEST FOR ADDITIONAL LANDLORD'S SERVICES: Tenant shall have the right to request any or all of the Landlord's Services outside of Business Hours, and the same shall be supplied on advance notice. If more than one tenant requests these services and directly benefits from these services, then the cost of providing the Landlord's Services during non-Business Hours shall be allocated proportionately between or among the benefiting tenants based on the amount of time each tenant benefits and the square footage of each tenant's premises. The cost for these additional services shall, in no event, exceed Landlord's actual costs. After hour HVAC costs will be computed in accordance with the formula set forth on attached Exhibit E.

            7.2 INTERRUPTION OF LANDLORD'S SERVICES: Rent is based in part on the Landlord's Services. If, for any reason, Landlord does not provide any Landlord's Services in the manner described in this Lease for more than three business days following notice from Tenant of a failure, interruption or reduction, all Rent shall be abated on a per diem basis for the period of interruption beginning with the date the failure, interruption or reduction in those Landlord's Services began and ending when those Landlord's Services are fully restored; provided, however, if Tenant is, or reasonably could be, conducting business in all or any part of the Premises during the period of the failure, interruption, or reduction the Rent will abate pro rata based upon the amount of space and the level at which Tenant is, or reasonably could be, conducting business. If those Landlord's Services are not provided for more than 30 consecutive days, Tenant will have the right, after an additional 10 days' notice to Landlord during which Landlord does not restore those Landlord's Services, to take such actions as Tenant may reasonably deem necessary to restore those Landlord's Services and charge the cost thereof to Landlord. If Landlord fails to pay, within 30 days after receipt of Tenant's invoice for those costs, the amount due, Tenant may offset the amount set forth on the invoice against installments of Rent due hereunder. If those Landlord's Services are not provided for more than 60 consecutive days and such interruption in Landlord's Services is not caused by a fire or other casualty subject to the provisions of Section 10, then Tenant may by notice to Landlord terminate this Lease.

      8. COVENANTS OF TENANT: Tenant agrees that it shall:

      A. Laws. To the extent not Landlord's responsibility under this Lease, observe and comply in all material respects with all governmental ordinances, laws and regulations and the Rules and Regulations attached hereto as Exhibit I, and all reasonable and nondiscriminatory modifications thereof as from time to time may be put in effect by Landlord, or Landlord's designated managing agent, for the general safety, comfort, and convenience of Landlord, occupants and tenants of the Building, including, without limitation, use of Common Areas and other Building areas, security measures, and similar matters.

      B. Landlord's Access. Give Landlord and Landlord's managing agent access to the Premises, at any time during emergencies and at all reasonable times upon 24 hours prior notice and, at Tenant's election, with an escort identified by Tenant, without charge or diminution of Rent, to enable Landlord to examine or exhibit the same and to make such inspections and repairs as Landlord deems necessary, or to make such inspections, repairs, alterations or additions as may be required to be made by Landlord under this Lease or by law. If Tenant desires that an escort accompany Landlord or its agent during any such entry, Tenant will make an escort available to Landlord. Landlord will be permitted to enter the Premises unaccompanied by an escort if Tenant is unable to make an escort available after receipt of Landlord's notice required under this Section 8(B). Landlord will comply with reasonable directions or rules communicated by Tenant from time to time to assure the confidentiality of Tenant's and Tenant's customer's data and materials on the Premises.

      C. Good Condition and Repair. To the extent not Landlord's responsibility under this Lease, keep the Premises in good order and condition; Tenant shall be responsible for payment of all costs incurred by Landlord in replacing all glass broken by Tenant with glass of the same quality, and Tenant shall commit no waste on the Premises.

      D. Lamps and Ballasts. Pay for all replacement electric lamps and ballasts in the Premises.

      E. Surrender of Premises. Upon the expiration or earlier termination of this Lease, remove Tenant's personal property and those of any other person claiming under Tenant, and quit and deliver up the Premises to Landlord peaceably and quietly in as good order and condition as the same are in on the Commencement Date or thereafter were put in by Landlord or Tenant, reasonable use, wear and damage by casualty excepted. Personal property not removed by Tenant at the expiration or earlier termination of this Lease will be considered abandoned, and Landlord may dispose of the same as it deems expedient at Tenant's expense. Tenant shall be responsible for payment of all reasonable costs incurred by Landlord for any restoration of the Premises needed by virtue of the removal of Tenant's personal property whether removed by Tenant or Landlord.

      F. Voice/Data Lines. Remove any or all voice/data lines installed by or for Tenant within or serving the Premises, including riser closet, upon the termination of this Lease, provided Landlord gives Tenant notice prior to, or within thirty (30) days following such termination

      G. Assignment and Subletting. Tenant, on notice to Landlord (but without Landlord's consent), may assign this Lease or sublet all or part of the Premises to any of Tenant's Affiliates. "Tenant's Affiliates" means any company controlling, controlled by or under common control with Tenant, as well as any entity acquiring all or substantially all of Tenant's assets or common stock. In no circumstances shall the original Tenant be released from its obligations under this Lease. A transfer of an ownership interest in Tenant is not an assignment of this Lease, but Tenant shall give Landlord notice of any such transfer which results in a change in control of Tenant. Tenant shall not otherwise assign this Lease or sublet all or any part of the Premises voluntarily, involuntarily or by operation of law, without first obtaining Landlord's written consent thereto, which consent shall not be unreasonably withheld, delayed or conditioned and will be deemed granted unless denied in writing by Landlord within 10 days after Tenant's delivery of its consent request to Landlord. Any such assignee or sublessee shall assume in writing the performance of the covenants and obligations of Tenant hereunder. Tenant shall deliver to Landlord a fully executed copy of any assignment or sublease. No assignment or sublease will release Tenant from the payment and performance of any of its obligations under this Lease. Notwithstanding any other provision of this Section 8(F), so long as AT&T Communications, Inc. or any entity controlling, controlled by or under common control with AT&T Communications, Inc. (collectively, "AT&T") is a tenant in the Building, Tenant will not, without the prior written consent of Landlord, sublease the Premises or assign this Lease to any party that Landlord reasonably determines to be in direct competition with AT&T. For purposes of the immediately preceding sentence, the "primary business" of AT&T is the manufacture and sale of telecommunications equipment and data processing and typewriting equipment and interexchange telecommunications services.

      H. Increase Risk. Not overload, damage or deface the Premises, the Building or the Project or do any act which may make void or voidable any insurance on the Premises, the Building or the Project, or which may render an increased or extra premium payable for insurance. Landlord represents and warrants that Tenant's use of the Premises for general office purposes and legal uses incidental thereto will not void or make voidable any insurance on the Premises, the Building or the Project, or result in an increased or extra insurance premium for the Premises, the Building or the Project.

      I. ACM. Not install asbestos or any asbestos containing material within the Premises or the Building.

      J. Mechanic's Liens. Keep the Premises and the Building free from any mechanics', materialmen's, contractors' or other liens arising from, or any claims for damages growing out of, any work performed, materials furnished or obligations incurred by or on behalf of Tenant. If a lien is claimed, Tenant shall either cause it to be removed or contested within 30 days after notice from Landlord to do so. If Tenant fails to remove or contest the lien within the 30-day period, Landlord may take such action as it deems necessary to remove the lien, and the entire cost to Landlord in removing the lien will immediately be due and payable by Tenant to Landlord. If Tenant contests the lien, it will do so at its expense and will indemnify Landlord against any claim, loss, demand and reasonable legal expense relating to any labor or material furnished to the Premises at the request or direction of Tenant. If Tenant elects to contest the lien, it must promptly notify Landlord and Landlord may elect by written notice to Tenant to require Tenant to either (a) post a bond or a letter of credit for the benefit of Landlord, the form and issuer of which bond or letter of credit will be subject to the reasonable approval of Landlord and the amount of which bond or letter of credit will equal not less than 110% of the amount of the lien, or (b) provide Landlord with such other reasonable assurances or security as may be required by Landlord, in its sole discretion, to protect Landlord against the loss of any interest in the Project. If required under any mortgage on the Land, or in connection with any prospective mortgage or sale of the Land, Tenant will at Landlord's request either remove the lien or make arrangements reasonably satisfactory to the mortgagee or prospective mortgagee or purchaser to insure the removal of the lien. If the lien is reduced to final judgment, Tenant will discharge the judgment.

      K. Tenant's Insurance. Maintain at Tenant's expense at all times during the Term (i) a policy or policies of public liability insurance with respect to the Premises and the business of Tenant, with limits of not less than $5,000,000 combined single limit; and (ii) a policy or policies of all risk insurance insuring Tenant's leasehold improvements, trade fixtures and other personal property for the full insurable value thereof. All such insurance policies shall be placed with companies authorized to do business in the State of Minnesota, provide for at least 30 days' (10 days' for premium non-payment) prior written notice to Landlord before cancellation or amendment, name Landlord as an Additional Insured thereon and provide for a waiver of subrogation in favor of Landlord. Evidence of such policies of insurance may be in the form of an ISO ACORD form Certificate of Insurance, or its equivalent, filed with Landlord prior to Tenant's occupancy of the Premises and at all times thereafter during the Term. Tenant's insurance shall be issued by insurance companies authorized to do business in the State of Minnesota, with a general policyholder rating of at least A- and a financial rating of at least VIII as noted in the most current Best's Insurance Guide and Key Ratings (or an equivalent rating by another widely recognized insurance rating agency of similar standing).

      Tenant's obligations under this Section 8 to do or not to do a specified act shall extend to and include Tenant's obligation for all conduct of Tenant's employees, agents and invitees.

      9. TENANT'S ALTERATIONS: Tenant may, without Landlord's consent, make improvements, additions, installations, decorations and changes to the Premises which do not adversely affect structural components or the HVAC system in a material manner, the cost of any one of which shall not exceed $10,000.00 and all of which in any twelve-month period shall not exceed $100,000.00 ("Permitted Alterations"). Tenant may make any other alterations to the Premises, including internal stairwells between the floors occupied by Tenant, with Landlord's prior written consent, which will be deemed granted unless Landlord objects to that alteration within 10 days after Tenant delivers Tenant's request for Landlord's consent. Tenant agrees to retain an engineer reasonably approved by Landlord to review any Premises stairwell designs. All improvements, additions, installations, decorations, and changes will become Landlord's property on completion and Tenant will not be required to, but Tenant may, remove any improvements, additions, installations, decorations, or changes prior to, or upon, the expiration or earlier termination of this Lease.

      10. CASUALTY LOSS: If the Premises or the Building are totally destroyed by fire or any other casualty, this Lease shall automatically terminate as of the date of such destruction. If the Building, the Common Areas or the Premises are damaged to the extent that the same are untenantable, as mutually agreed to by Landlord and by Tenant, and cannot, in the opinion of a licensed architect selected by Landlord, be repaired within 270 days after that casualty, either Landlord or Tenant may terminate this Lease as of the date of that casualty by notice to the other within 30 days after that casualty. If the Building, Common Areas or Premises are damaged by a casualty and this Lease is not terminated as aforesaid, the damage shall be promptly repaired by, and at the sole cost of, Landlord. If Landlord shall be obligated to repair, but repair is not be completed within 300 days after the casualty, subject to Force Majeure, Tenant will again have the right to terminate this Lease if Landlord fails to complete those repairs within 30 days after notice from Tenant given after that 300-day period. Until those repairs and restorations are completed, all Rent shall be abated in proportion to the portion of the Premises or the Common Areas which are untenantable or inaccessible by Tenant in the conduct of its business by virtue of the casualty. If any such damage causes any portion of the Premises or the Common Areas to become unusable or inaccessible by Tenant in the conduct of its business during the last six months of this Lease, either Landlord or Tenant may, on 30 days' written notice to the other, terminate this Lease.

      11. CONDEMNATION: If the entire Premises or the Project are taken under power of eminent domain (which shall include the exercise of any similar governmental power or any purchase or other acquisition in lieu thereof), this Lease shall automatically terminate as of the date of taking, which shall be the date Tenant is required to yield possession thereof to the condemning authority. If a substantial portion of the Land, the Building, the Premises or the Common Areas is taken under power by eminent domain, Landlord or Tenant may terminate this Lease as of the date of taking by giving written notice thereof to the other within 30 days after the date of that taking. If neither party elects to terminate this Lease, Landlord shall, at its expense, restore or cause to be restored the Project, exclusive of any improvements or other changes made therein by Tenant other than the Initial Alterations, to as near the condition which existed immediately prior to the date of taking as reasonably possible, and to the extent that the Premises are rendered untenantable, the Rent shall proportionately abate. All damages awarded for a taking under the power of eminent domain shall belong to and be the exclusive property of Landlord, whether such damages be awarded as compensation for diminution in value of the leasehold estate hereby created or to the fee of the Premises; provided, however, that nothing shall restrict or limit Tenant from asserting a separate claim, which will not diminish Landlord's award, for damages resulting from the taking, including those related to any unamortized leasehold improvements paid for by Tenant, the interruption of Tenant's business, Tenant's moving expenses or Tenant's trade fixtures and equipment

      12. DELAY IN POSSESSION: If the Premises shall on the scheduled date of commencement of the Term not be ready for occupancy by the Tenant due to the possession or occupancy thereof by any person not lawfully entitled thereto, or because construction has not yet been completed, or by reason of any building operations, repair or remodeling to be done by Landlord, Landlord shall use due diligence to complete such construction, building operations, repair or remodeling and to deliver possession of the Premises to Tenant. Landlord, using such due diligence, except as expressly provided for in this Section, shall not in any way be liable for failure to obtain possession of the Premises for Tenant or to timely complete such construction, building operations, repair or remodeling, but the Base Rent and Additional Rent (as defined in Section 31 below) payable by Tenant hereunder shall abate until the Premises shall, on Landlord's part, be ready for the occupancy of Tenant, this Lease remaining in all other respects in full force and effect and the Term not thereby extended.

      13. LIABILITY AND INDEMNITY: Except for Landlord's negligence, Landlord shall not be responsible or liable to Tenant for any loss or damage (i) that may be occasioned by or through the acts or omissions of persons occupying any part of the Building or any persons transacting any business in or about the Building or persons present in or about the Building for any other purpose or (ii) for any loss or damage resulting to Tenant or its property from burst, stopping or leaking water, sewer, sprinkler or steam pipes or plumbing fixtures or from any failure of or defect in any electric line, circuit or facility. Tenant shall defend, indemnify and save Landlord harmless from and against all liabilities, damages, claims, costs, charges, judgments and expenses, including, but not limited to, reasonable attorneys' fees, which may be imposed upon or incurred or paid by or asserted against Landlord, the Premises or any interest therein or in the Building by reason of or in connection with any Tenant use, non-use, possession or operation of the Premises, or any part thereof, any negligence or TORTUOUS act on the part of Tenant or any of its agents, contractors, servants, employees, licensees or invitees, any accident, injury, death or damage to any person or property occurring in, on or about the Premises or any part thereof, and any failure on the part of Tenant to perform any of the terms or conditions of this Lease provided, however, that nothing contained in this section shall be deemed to require Tenant to indemnify Landlord with respect to any negligence or tortuous act committed by Landlord or to any extent prohibited by law. Landlord hereby agrees to indemnify and hold Tenant, its contractors, agents, employees, officers, partners and shareholders harmless from and against any and all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees) suffered by or claimed against Tenant, resulting from any negligence or tortuous act of Landlord's, or its employees or contractors, in the Project, or any failure of Landlord to comply with the terms of this Lease.

      14. DEFAULT

            14.1 TENANT DEFAULT: For purposes hereof, Tenant Default means: (i) Tenant fails to pay the Rent within five days after Tenant receives notice from Landlord that the Rent was not received when due; (ii) Tenant fails to perform any of its other obligations under this Lease within 30 days after receiving notice from Landlord specifying the nature and extent of the Tenant Default; provided, however, if the obligation shall not be reasonably curable within such 30 day period, the time for cure shall be extended so long as Tenant shall continue to use reasonable efforts to effect a cure; or (iii) a petition in bankruptcy shall be filed by or against Tenant and if filed against Tenant is not discharged within 90 days after filing. In the event of a Tenant Default, Landlord, in addition to all other rights and remedies available to Landlord, by law or by other provisions hereof, may, with or without process of law, re-enter immediately into the Premises and remove all persons and property therefrom, and, at Landlord's option, annul and cancel this Lease as to all future rights of Tenant, and Tenant hereby expressly waives the service of any notice in writing of intention to re-enter as aforesaid. Tenant further agrees that in case of any such termination or re-entry the obligations of Landlord hereunder shall cease but the obligation of Tenant to pay Rent will continue for the then unexpired portion of the Term, and that Tenant will indemnify Landlord against all loss of Rents and other damage which Landlord incurs by reason of such termination or re-entry, including, but not limited to, reasonable costs of restoring and repairing the Premises and putting the same into rentable condition, reasonable costs, but not in excess of Tenant's remaining Base Rent obligations under the Lease as of the date of such termination, of renting the Premises to another tenant, actual loss or diminution of rents and other damage which Landlord incurs by reason of such termination or re-entry, and all reasonable attorneys' fees and expenses incurred in enforcing any of the terms of this Lease. Neither acceptance of Rent by Landlord, with or without knowledge of breach, nor failure of Landlord to take action on account of any breach hereof or to enforce its rights hereunder shall be deemed a waiver of any breach, and absent written notice or consent, said breach shall be a continuing one.

            14.2 LANDLORD DEFAULT: For purposes hereof, "Landlord Default" means Landlord's failure to perform any of its obligations under this Lease within 30 days after receiving notice from Tenant specifying the nature and extent of such failure; provided, however, if the obligation is not reasonably curable within such 30 day period, the time for cure will be extended so long as Landlord continues to use reasonable efforts to effect a cure.

                  14.2.1 UNDISPUTED LANDLORD DEFAULT: If a Landlord Default has occurred and Landlord does not dispute the default under Section 14.2.2, then, in addition to all rights, powers or remedies permitted by law or in equity, Tenant may cure such Landlord Default and charge the cost thereof to Landlord, or sue for specific performance or sue for damages. Landlord will be liable for and will pay to Tenant within 30 days after receiving Tenant's invoice, all reasonable attorneys' fees and other costs incurred by Tenant as a result of a Landlord Default. If Landlord fails to pay within such 30 day period the amount due, Tenant will have the right to offset such amounts against the installments of Rent next coming due hereunder.

                  14.2.2 DISPUTED LANDLORD DEFAULT: If Landlord disputes that a Landlord Default exists, Landlord must notify Tenant in writing within five business days after Landlord receives Tenant's default notice under Section 14.2 or Landlord's right to dispute the default will be waived and Tenant will have the rights set forth in Section 14.2.1. If Landlord disputes a Landlord Default under this Section 14.2.2, the dispute in question will be submitted to arbitration in accordance with Section 37. Pending resolution of the dispute, Tenant may cure the default and, instead of offsetting the cost of that cure, including reasonable attorneys' fees and other costs incurred by Tenant as a result of the default, against the installments of Rent next coming due hereunder, Tenant shall deposit that amount in an escrow account with an escrow agent mutually acceptable to both Landlord and Tenant. If Landlord and Tenant are unable to agree upon a mutually acceptable escrow agent, the arbitrator or arbitrators resolving the dispute will select the escrow agent. Upon the arbitrator or arbitrators' resolution of the dispute, the escrowed amount will be paid to either Landlord or Tenant in accordance with the ruling of the arbitrator or arbitrators.

      15. NOTICES: All bills, statements, notices or communications which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing and sent by registered or certified mail, return receipt requested, addressed to Tenant at the Building with a copy
to:   Fair Isaac and Company, Incorporated.
      4255 Lexington Avenue N.
      St. Paul, MN  55126

and the time of rendition thereof of the giving of such notice or communication shall be deemed to be the time when the same is personally delivered to Tenant or deposited in the mail as herein provided. Any notice or the return of any access cards, keys or otherwise to be given from Tenant to Landlord must be similarly delivered to Landlord's managing agent personally or sent by registered or certified mail, return receipt requested, addressed to Landlord at the address where the last previous rental hereunder was payable, or in ease of subsequent change upon notice given, to the latest address furnished.

      16. HOLDING OVER: If Tenant continues to occupy the Premises after expiration or earlier termination of the Lease for any reason, Tenant's hold over tenancy will be from month to month and in no event from year to year or for any longer term. Tenant's hold over tenancy will be subject to all of the terms and conditions of this Lease except that Base Rent will equal one hundred twenty-five percent (125%) of the Base Rent payable at the time of such expiration or earlier termination. Tenant shall also pay its Proportionate Share of Operating Costs during that holding over tenancy. Nothing in this Section 16, however, will prevent Landlord from removing Tenant from the Premises pursuant to applicable law and, except to the extent limited by this Lease, seeking all remedies available to Landlord in law or equity.

      17. SUBORDINATION: Landlord represents and warrants to Tenant that there is no mortgage, deed of trust or ground lease on the Project that has not been brought to Tenant's attention by Landlord in writing. Tenant agrees to subordinate this Lease to a future fee or leasehold mortgage affecting the Project if the holder of such mortgage executes an agreement substantially in the form of attached Exhibit F (an "SNDA"). Concurrent with the execution of this Lease, Landlord has delivered to Tenant SNDAs from all parties having an interest in the Premises which may be superior to Tenant's rights in the Premises under this Lease.

      18. ESTOPPEL CERTIFICATE: Either party (the "Executing Party") shall, at any time and from time to time, within 10 business days after written request by the other party (the "Requesting Party"), execute, acknowledge and deliver to the Requesting Party and any other parties designated by the Requesting Party, a certificate, in such reasonable form as the Requesting Party provides, ratifying this Lease and certifying (a) that this Lease is in full force and effect and has not been assigned, modified or amended in any way (or, if there has been any assignment, modification or amendment, identifying the same); (b) the Commencement Date and the Expiration Date, and the date to which the Base Rent and Additional Rent have been paid in advance, if any; and (c) that there are, to the Executing Party's knowledge, no uncured defaults on the part of the Requesting Party or any defenses or offsets against the enforcement of this Lease by the Requesting Party (or specifying each default, defense or offset if any are claimed). Any such statement may be furnished to and relied upon by the Requesting Party and any party identified by the Requesting Party.

      19. BINDING EFFECT: The word "Tenant", wherever used in this Lease, shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns, provided that his Lease shall not inure to the benefit of any assignee, heir, legal representative, transferee or successor of Tenant except upon the express written consent or election of Landlord.

      20. TRANSFER OF LANDLORD'S INTEREST: In the event of any transfer or transfers of Landlord's interest in the Premises or the Building, other than a transfer for security purposes only, the transferor shall not be relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer.

      21. INTEREST: Any Rent which is not paid when due, shall bear interest per annum at the lesser of (i) the highest legal rate or (ii) two percent (2%) plus the Reference Rate as published by U. S. Bank National Association from time to time, from the date due until the date on which the past due amount is paid; provided, however, the payment of such interest shall not excuse or cure the default upon which such interest accrued.

      22. EXPENSE OF ENFORCEMENT: If either party hereto be made or become a party to any litigation commenced by or against the other party involving the enforcement of any of the rights and remedies of such party, or arising on account of the default of the other party in the performance of such party's obligations hereunder, then the prevailing party in any such litigation (or the party becoming involved in such litigation because of a claim against such other party, as the case may be) shall receive from the other party all costs and reasonable attorney's fees incurred by it in relation to such litigation.

      23 ACCESS; CHANGES IN BUILDING FACILITIES; NAME: All portions of the Building except the inside surfaces of all walls and doors bounding the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord and Landlord's managing agent. Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, concourse, elevators, escalators, stairways and other improvements thereof, as it may deem necessary or desirable. Landlord may adopt any name for the Building and Landlord reserves the right to change the name and/or address of the Building at any time.

      24. RIGHT OF LANDLORD TO PERFORM: If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed hereunder. Tenant shall, promptly and upon demand therefore by Landlord, reimburse Landlord for all sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the rate specified in Section 21 hereof from the date of such payment by Landlord, and Landlord shall have the same rights and remedies in the event of the failure by tenant to pay such amounts as Landlord would have in the event of a default by Tenant in the payment of rent.

      25. BROKERS: Unless otherwise agreed in writing, if Tenant has dealt with any person or real estate broker in respect to leasing or renting space in the Building, excepting the exclusive leasing agent for the Building and Griffin Companies, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless from and against any liability in respect thereto.

      26. MODIFICATIONS FOR LENDER: If, in connection with obtaining financing for the Building or the Premises, any lender shall request modifications in this Lease as a condition to such financing, Tenant shall promptly execute any instrument submitted to Tenant by Landlord containing such modifications; provided, however, that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

      27. SECURITY DEPOSIT: Intentionally Deleted

      28. LIMITATION OF LIABILITY: In the event that Landlord is ever adjudged by any court to be liable to Tenant in damages, Tenant specifically agrees to look solely to Landlord's interest in the Building for the recovery of any judgment from Landlord, it being agreed that Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers, or shareholders, shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successor in interest, or to maintain any other action not involving the personal liability of Landlord (or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, requiring it directors, officers or shareholders to respond in monetary damages from assets other then Landlord's interest in the Building), or to maintain any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

      29. ENVIRONMENTAL: Landlord has initialed and provided to Tenant a copy of Landlord's most recent Phase I environmental assessment report for the Project ("Environmental Report"). Except as disclosed in the Environmental Report, Landlord has no knowledge of any Hazardous Substance, as defined below, or violations of Environmental Laws, as defined below, within the Project, and represents and warrants that, to the best of its knowledge, the Premises are in compliance with Environmental Laws. Landlord shall indemnify, defend, and hold harmless Tenant, its officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, procedures, claims, and actions of every kind, and all reasonable costs associated therewith (including reasonable attorneys' and reasonable consultants' fees) arising out of or in any way connected with Landlord's breach of the representations and warranties set forth in this Section 29. Except to the extent of Tenant's responsibility under this
Section 29, Landlord shall clean up and mitigate the effect of any Hazardous Substance or violations of Environmental Laws which shall have entered the Project or occurred after the Commencement Date and indemnify Tenant from all liability resulting therefrom. Tenant shall not cause or permit to occur, and shall indemnify, defend and hold harmless Landlord from all fines, suits, procedures, claims and actions of every kind, and all reasonable costs associated therewith (including reasonable attorneys' fees and reasonable consultants' fees) arising out of or in anyway connected with: (a) any material violation of any Environmental Law on, under, or about the Premises, and arising from Tenant's use or occupancy of the Premises, including, but not limited to, soil and ground water conditions; or (b) the use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Substance by Tenant or its employees, agents or contractors; provided, however, that the foregoing does not prohibit Tenant from using and storing normal products used in the operation of a business office so long as those products are used and stored in compliance with applicable laws. "Hazardous Substance", as used in this Lease, includes, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances including, without limitation, freon or other chlorofluorocarbons declared to be hazardous or toxic or regulated or banned under any law or regulation now or hereafter enacted or promulgated by any government authority. Tenant shall, at Tenant's own expense, comply in all material respects with all federal, state and local laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances ("Environmental Laws"). To the extent required by the Authorities, Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply in all material respects with all requirements of all governmental authorities (the "Authorities") under the Environmental Laws. If any Authority or any third party demand that an investigation be performed, or a cleanup plan be prepared by Tenant and that a cleanup be undertaken, because of any Tenant deposit, spill, discharge, or other release of Hazardous Substances that occurs during the Term, at or from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises, then Tenant shall, at Tenant's own expense, perform the investigation and prepare and submit the required plans and all related bonds and other financial assurances, and Tenant shall carry out all such cleanup plans. Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is reasonably requested by Landlord. If Tenant fails to fulfill any duty imposed under this section within a reasonable time, Landlord may do so, and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord reasonably deems necessary or appropriate to determine the applicability of the Environmental Laws to the Premises and Tenant's use thereof, and for compliance therewith, and Tenant shall execute all reasonable documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this section. Tenant will, at and to the extent required by Environmental Laws and upon written request of Landlord, remove from the Premises at the end of the Term, at Tenant's expense and in accordance with any applicable laws or regulations, equipment (including refrigeration equipment and enhancements to the Building's standard HVAC systems installed by Tenant) that contains, uses or generates freon or any other chlorofluorocarbons. Tenant's obligations and liabilities under this section shall survive the expiration of this Lease. Tenant shall indemnify, defend, and hold harmless Landlord, the manager of the property, and their respective officers, directors, beneficiaries shareholders, partners, agents, and employees from all fines, suits, procedures, claims, and actions of every kind, and all reasonable costs associated therewith (including reasonable attorneys' and reasonable consultants' fees) arising out of or in any way connected with any Tenant deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, and which arises at any time from Tenant's use or occupancy of the Premises, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Environmental Laws. Tenant's obligations and liabilities under this section shall survive the expiration of this Lease.

      30. WAIVER OF SUBROGATION: Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

      31. ADDITIONAL RENT AMOUNTS: Any amounts in addition to Base Rent payable to Landlord by Tenant hereunder, including without limitation amounts payable pursuant to Sections 5, 6, 7A, 7D, 7F, 8C, 8D, 8F, 8j, 12,13, 20, 21, 24, 27 and
Exhibit C, and any such costs set forth in Exhibit E, hereof (the "Additional Rent") shall be an obligation of Tenant hereunder and all such Additional Rent shall be due and payable upon demand.

      32 REQUIREMENTS OF LAW

            32.1 LANDLORD'S OBLIGATIONS: Except to the extent affected by Tenant's particular use of the Premises (as opposed to mere use of the Premises for general office purposes), Landlord shall be responsible for compliance with all federal, state, local and municipal laws, statutes, rules, regulations, orders, ordinances and codes, including, without limitation, the Americans with Disabilities Act and the Minnesota Accessibility Code (collectively, the "Legal Requirements"), which are applicable to all or any part of the physical condition and occupancy of the Building, the Common Areas or the Land or the physical condition or occupancy thereof. To Landlord's knowledge the Building, the Common Areas, the Premises and the Land are or shall be in material compliance with the Legal Requirements as of the Commencement Date. Landlord hereby agrees to indemnify, defend and hold Tenant harmless from any and all loss, cost, liability or expense, including, without limitation, reasonable attorneys' fees, resulting from Landlord's failure to comply with all Legal Requirements relating to the Premises, the Building, the Land and the Common Areas. Without limiting the generality of the foregoing, Landlord shall make, at its sole cost, any renovations, alterations or improvements to the Premises' restrooms required to be made by the Legal Requirements, including the Americans with Disabilities Act and the Minnesota Accessibility Code; provided, however, that Landlord's obligation to renovate, alter or improve the Premises' restrooms may be satisfied by the construction of a "unisex" bathroom if permitted by the Americans with Disabilities Act and the Minnesota Accessibility Code. The costs incurred in making such restroom renovations, alterations and improvements will not be Operating Costs.

            32.2 TENANT'S OBLIGATIONS: Tenant shall be responsible for compliance with all Legal Requirements which are applicable to Tenant's particular use and manner of use of the Premises (as opposed to mere use of the Premises for general office purposes) excluding, however, restrooms which are Landlord's responsibility. If Tenant's particular use or manner of use of the Premises violates any Legal Requirements, Tenant shall bear all expense and liability for compliance with such Legal Requirements. Tenant hereby agrees to indemnify, defend and hold Landlord harmless from any and all loss, liability or expense, including, without limitation, reasonable attorneys' fees, resulting from Tenant's failure to comply with the Legal Requirements relating to its particular use and manner of use of the Premises.

      33. INCORPORATION OF EXHIBITS: The following exhibits to this Lease are hereby incorporated by reference for all purposes as fully as if set forth at length herein:

         EXHIBIT A       Floor Plans of Premises
         EXHIBIT B       Property Description
         EXHIBIT C       Additional Terms and Conditions
         EXHIBIT D       Estoppel Certificate
         EXHIBIT E       HVAC Criteria and Overtime HVAC Charges

         EXHIBIT F       Subordination, Non-Disturbance & Attornment Agreement
         EXHIBIT G       Janitorial Services
         EXHIBIT H       Rules & Regulations

      34. FORCE MAJEURE: All of the obligations of Landlord and of Tenant under this Lease are subject to and shall be postponed for a period equal to any delay or suspension resulting from fires, strikes, acts of God, and other causes beyond the control of the party delayed in its performance hereunder, this Lease remaining in all other respects in full force and effect and the Term not thereby extended. Provided nevertheless, the unavailability of funds for payment or performance of Tenant's obligations hereunder shall not give rise to any postponement or delay in such payment or performance of Tenant's obligations hereunder.

      35. GENERAL: The submission of this Lease for examination does not constitute the reservation of or an option for the Premises, and this Lease becomes effective only upon execution and delivery hereof by Landlord and Tenant. This Lease does not create the relationship of principal and agent or of partnership, joint venture or any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of lessor and lessee. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. Each term and each provision of this Lease performable by Tenant shall be construed to be both a covenant and a condition. The topical headings of the several paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such paragraphs or clauses. All preliminary negotiations are merged into and incorporated in this Lease. This Lease can only be modified or amended by an Agreement in writing signed by the parties hereto, their successors or assigns. All provisions hereof shall be binding upon the heirs, successors and assigns of each party hereto.

      36. SEVERABILITY: The invalidity of any provision, clause or phrase herein contained shall not serve to render the balance of this Lease ineffective or void and the same shall be construed as if such had not been herein set forth.

      37. ARBITRATION.

            37.1 REQUEST AND SELECTION OF ARBITRATORS: The parties to this Lease will initially attempt to agree upon the matter in question. If they have been unable to so agree within the period that they are required to, or may, agree as to such matter under this Lease, if any, then either party may request by written notice to the other party ("Arbitration Request") that the matter be determined by an arbitration board consisting of three reputable real estate professionals who are recognized experts regarding similar leases in the Minneapolis downtown office district. One arbitrator will be appointed by each party, and the two arbitrators so appointed shall appoint the third arbitrator, and each such arbitrator will have no material financial or other business interest in common with the party selecting such arbitrator. If a party fails to appoint an arbitrator and notify the other party of such appointment within 30 days after the Arbitration Request is made, then the arbitrator that was appointed by such other party within such 30 day period will be the sole arbitrator. If two arbitrators are properly appointed and such first two arbitrators are unable to agree on a third arbitrator within 30 days after the appointment of the second arbitrator, then such third arbitrator will be appointed by the presiding judge of the Hennepin County District Court, or by any person to whom such presiding judge formally delegates the matter, or, if such methods of appointment fail, by the American Arbitration Association.

            37.2 DETERMINATION OF FAIR MARKET RENT: If the matter in question is the determination of Fair Market Rent, the parties will submit a copy of this Lease to the sole arbitrator or the three arbitrators, as the case may be. If the arbitration is conducted by a sole arbitrator, such sole arbitrator will render his or her determination of Fair Market Rent applicable during the period in question to the parties by the 60th day after the Arbitration Request was made. If the arbitration is conducted by three arbitrators, each arbitrator will submit his or her determination(s) of Fair Market Rent applicable during the period in question in a sealed envelope by the 30th day following appointment of the last arbitrator, and any determinations not submitted by such time shall be disregarded. In such cases, the parties will meet on such 30th day (or if it is not a business day, on the first business day thereafter) at 11:00 a.m. at the office of Landlord, or such other place as the parties may agree, and simultaneously deliver the determinations. If the determinations of at least two of the arbitrators are identical in amount, such amount will be deemed the decision of the arbitrators. If the determination of the three arbitrators are different in amount, the decision as to Fair Market Rent will be independently determined as follows:

                  (a) If neither the highest nor lowest determination differs from the middle determination by more than ten percent (10%) of such middle determination, then the decision will be deemed to be the average of the three determinations; and

                  (b) If clause (a) does not apply, then the decision will be deemed to be the average of the middle determination and the determination closest in amount to such middle determination.

            37.3 FACTORS INFLUENCING FAIR MARKET RENT: "Fair Market Rent" will be determined based upon the annual rental rates then being charged in the Minneapolis downtown office district for comparable space for leases commencing on or about the date of the commencement of the Extension Term taking into consideration use, location and floor level of the Building, the location, quality and age of the Building, leasehold improvements or allowances provided, rental concessions (such as abatements, lease assumptions or takeovers and moving expenses), the date that the particular rate under consideration became or becomes effective, the term of the Lease, the extent of services provided thereunder, applicable distinctions between "gross" leases and "net" leases, base year figures and base years for escalation purposes, the creditworthiness and quality of Tenant, leasing commissions and costs of the Lease and other adjustments to the Base Rent and any other relevant term or condition in making such evaluation, including the benefit to Landlord of having the Premises immediately producing rent at the commencement of the Extension Term.

            37.4 OTHER MATTERS: If the matter in question is a matter other than the determination of Fair Market Rent, then the decision of the sole arbitrator or the decision of any two of the three arbitrators will control, and such decision will be made and delivered to Landlord and Tenant by such arbitrator or arbitrators not later than the date 60 days after the Arbitration Request was made (in the case of an arbitration conducted by a sole arbitrator) or the 30th day following the appointment of the last arbitrator (in the case of an arbitration conducted by three arbitrators). An arbitration of any matter other than Fair Market Rent will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Each party will pay the fees and expenses of the arbitrator it selected, and the parties will each pay one-half (1/2) of the fees and expenses of the third arbitrator, if any, selected by the other two arbitrators or appointed by the court. The costs of all counsel, experts and other representatives that are retained by a party will be paid by such party.

            37.5 DECISIONS: The decision of the arbitrators, determined as above set forth, will be final and non-appealable.

            37.6 CONTINUING PERFORMANCE: During the period of time that any arbitration is pending under this Lease, the parties to this Lease will continue to comply with all those terms and provisions that are not the subject of the arbitration.

      38. CERTAIN PROVISIONS REGARDING THE SUBLEASE PREMISES.

      Landlord and Tenant acknowledge that with respect to the Sublease Premises, the term of this Lease runs concurrently with the terms of the Prime Lease and the Sublease for the period commencing as of the date of this Lease and ending August 31, 2011 or the earlier termination of the Prime Lease or the Sublease (the "Interim Period"), and that Tenant is entitled to possession of the Sublease Premises under both this Lease and the Sublease. With respect to the Sublease Premises only, (a) this Lease shall be subject and subordinate to the Prime Lease in effect on the date of this Lease, and (b) to the extent of any conflict between the Prime Lease during the term hereof and this Lease, the terms of the Prime Lease shall govern as between Landlord and Tenant. Any and all new obligations imposed upon and any representations and warranties made by either Landlord or Tenant pursuant to this Lease, to the extent the same does not conflict with the terms of the Prime Lease, shall be effective, binding and enforceable upon Landlord or Tenant, as appropriate, from and after the date of this Lease. After the expiration of the Interim Period, the terms and conditions of this Lease solely shall govern Tenant's possession of the Premises, including, without limitation, the Sublease Premises.

      IN WITNESS WHEREOF, the respective parties hereto have caused this Lease to be executed as of the day and year first above written.

LANDLORD:                                   TENANT:
INTERNATIONAL CENTER LIMITED                FAIR ISAAC AND COMPANY,
  PARTNERSHIP                                 INCORPORATED


By International Centre III Limited         BY: /s/ Kenneth J. Saunders
    Partnership                             Its: Chief Financial Officer


By Ryan Properties, Inc.
Its General Partner


BY: /s/ John P. Kelly
Its: EVP

                                    EXHIBIT A

                             FLOOR PLANS OF PREMISES

                                    EXHIBIT B

                              PROPERTY DESCRIPTION

Lots 1, 2, 3, 4, 5 and 6, Dean's Subdivision of Part of Block 4, Brown and Jackin's Addition to Minneapolis, according to the recorded plat thereof, and situate in Hennepin County, Minnesota.

and

The Southeasterly 1/2 of Lot 9, Block 4, Brown and Jackin's Addition to Minneapolis, according to the recorded plat thereof, and situate in Hennepin County, Minnesota.

and

Lots 7 and 8, Dean's Subdivision of Part of Block 4, Brown and Jackin's Addition to Minneapolis, according to the recorded plat thereof, and situate in Hennepin County, Minnesota.

                                    EXHIBIT C

                          ADDITIONAL TERMS & CONDITIONS

1.    PARKING:

      Tenant may, and thereafter from time to time, with sixty days written notice , hire from Landlord, at market rates reasonably determined by Landlord and pursuant to a separate written agreement, the right to park up to fifteen vehicles in the Building's parking structure, including one reserved stall.

2.    LEASING COMMISSION:

      Tenant has been represented in this transaction by Griffin Companies. Landlord shall pay a fee to Griffin Companies equal to $2.00 per square foot of rentable area, such fee to be payable upon execution of this Lease.

3.    TENANT IMPROVEMENT ALLOWANCE:

      Landlord shall contribute up to $300,000.00 ("Landlord's Contribution") toward the cost of design, construction and installation of Tenant Improvements, including telecommunications and data wiring, relocation costs and furniture, in Tenant's discretion. This amount shall be paid to Tenant within ten (10) days after submission of lien waivers.

      The total amount of the Landlord's contribution shall be amortized at 8% interest over a term of eleven (11) years four (4) months and shall be paid to Landlord as Additional Rent.

4.    CONDITION OF THE PREMISES:

      Tenant hereby accepts the Premises in its "as is" condition.

5.    INITIAL ALTERATIONS:

      Tenant shall be responsible for the construction of the initial alterations (the "Initial Alterations") within the Premises in accordance with the construction documents prepared by Tenant's architect, subject to Landlord's reasonable approval of such construction documents and the selection of Tenant's contractor, not to be unreasonably withheld. Landlord acknowledges that it will not be entitled to receive any fee or profit in connection with the Initial Alterations. Tenant may obtain all necessary permits and licenses required in connection with the construction of the Initial Alterations and shall cause the Initial Alterations to be completed in accordance with all Legal Requirements affecting the Premises. Tenant shall pay all costs of the Initial Alterations. The Commencement Date will not be delayed, nor the Expiration Date extended, if Tenant fails to complete the Initial Alterations on or before the Commencement Date.

6.    ROOF RIGHTS:

      At any time during the Term, at no additional cost, Tenant shall have the non-exclusive right to install, operate and maintain a satellite-earth communications antenna on the roof of the Building, subject to Landlord's reasonable approval of the location and appearance of, and plans and specifications for such equipment. Landlord shall not permit any other equipment to be installed on the roof whose operation may interfere with Tenant's equipment after installation of Tenant's equipment. The equipment will be connected, at Tenant's cost, to communications equipment located within the Premises via cable and Landlord shall without charge assist Tenant in obtaining reasonable access to install such cables. Landlord will cooperate with Tenant regarding the installation, maintenance, repair and removal of such equipment by Tenant, but all costs therefor shall be paid by Tenant.

7.    SIGNAGE:

      Tenant shall have the right to install suite signage. Tenant shall also have its name listed in the building directories at the Landlord's cost. Any changes after the initial installation will be at the Tenant's expense.

                                    EXHIBIT D

                        STATEMENT OF TENANT IN RE: LEASE

Teachers Insurance Annuity
  Association of America
730 Third Avenue                                      RE:  TIAA Appl. #  MN-221
New York, New York  10017                                  TIAA Mtge.# 000457600
                                                           AT&T Tower
                                                           901 Marquette Avenue
                                                           Floors:  ____________

Ladies & Gentlemen:

      It is our understanding that you have committed to place a mortgage upon the subject premises and as a condition precedent thereof have required this certification of the undersigned.

      The undersigned, as lessee, under that certain lease dated __________, 2000, made with International Centre Limited Partnership, as lessor, hereby ratifies said lease and certifies that:

      1. the "Commencement Date" of said lease is __________________; and

      2. the undersigned is presently solvent and free from reorganization and/or bankruptcy and is in occupancy, open, and conducting business with the public in the premises; and

      3 the operation and use of the premises do not involve the generation, treatment, storage, disposal or release of a hazardous substance or a solid waste into the environment other than to the extent necessary to conduct its ordinary course of business in the premises and in accordance with all applicable environmental laws, and that the premises are being operated in accordance with all applicable environmental laws, zoning ordinances and building codes; and

      4. the current base rent payable pursuant to the terms of said lease is $_________________per month; and further, additional rent pursuant to said lease is payable as follows:_______________________________________; and

      5. said lease is in full force and effect and has not been assigned, modified, supplemented or amended in anyway (except by agreement (s) dated ________), and to the knowledge of the undersigned, neither party thereto is in default thereunder; and

      6. the lease described above represents the entire agreement between the parties as to the leasing of the premises; and

      7. the term of said lease expires on ___________________; and

      8. all conditions under said lease to be performed by the lessor have been satisfied, including, without limitation, all co-tenancy requirements thereunder, if any; and

      9. all required contributions by lessor to lessee on account of lessee's improvements have been received; and

      10. on this date to the knowledge of the undersigned, there are no existing defenses or offsets, claims or counterclaims which the undersigned has against the enforcement of said lease by the lessor; and

      11. no rental has been paid in advance and no security (except for the security deposit in amount of $0.00) has been deposited with lessor; and

      12. lessee's floor area is ___________ rentable square feet; and

      13. the most recent payment of current basic rental was for the payment due on ________________________, and all basic rental and additional rental payable pursuant to the terms of the lease have been paid up to said date; and

      14. the undersigned acknowledges notice that lessor's interest under the lease and the rent and all other sums due thereunder will be assigned to you as part of the security for a mortgage loan by you to lessor. In the event that Teacher's Insurance and Annuity Association of America, as lender, notifies the undersigned of a default under the mortgage and demands that the undersigned pay its rent and all other sums due under the lease to lender, lessee agrees that it shall pay its rent and all such other sums to lender. Landlord, by its signature below, acknowledges that Tenant has agreed to the foregoing as an accommodation to the Landlord; that upon notice from Teacher's Insurance and Annuity Association of America, as lender, Tenant is authorized and directed by Landlord to pay its rent and all other sums to lender, without the necessity of a determination or inquiry by Tenant that a default by Landlord has occurred under any agreements between it and Teacher's Insurance and Annuity Association of America. Tenant shall have no liability to Landlord in connection with or as a result of the exercise by Teacher's Insurance and Annuity Association of America, as lender, of any rights or remedies under its agreements with Landlord or as recognized in this Statement of Tenant Re: Lease.

                                                     Very truly yours,

                                                     ___________________________

                                                     ___________________________

                                                     By:  ______________________

                                                     Its:  _____________________

International Centre Limited Partnership, a Minnesota limited partnership


By:___________________________

Its:___________________________

                                    EXHIBIT E

                     HVAC CRITERIA AND OVERTIME HVAC CHARGES

      1. CRITERIA: The HVAC system shall maintain the temperature in the Premises at not less than 72(degrees) F based upon a "dry-bulb" measurement (and 55(degrees) F based upon a "wet-bulb" measurement) in the winter and not more than 76(degrees) F based upon a "dry-bulb" measurement (and 60(degrees) F based upon a "wet-bulb" measurement) in the summer.

      2. OVERTIME CHARGES: Landlord will charge Tenant $15 per hour per Premises floor, or portion thereof, which amount is approximately $.30 per hour per ton, for those periods in which any heating, ventilating or air conditioning shall be operated at the request of Tenant after Business Hours. Effective as of the first anniversary of the Term, Landlord may increase the amount set forth for Overtime HVAC cost on not less than thirty (30) days' written notice to Tenant. Any such increase shall be based upon Landlord's actual cost (without profit) of operating the HVAC systems including electrical costs, employee costs and a reasonable amount for maintenance and depreciation. Landlord shall, prior to implementing any change in Overtime HVAC Cost, advise Tenant of Landlord's analysis of the reasons for such increase which analysis shall be subject to confirmation by Tenant.

To be modified to cover both the lease and sublease agreement

                                    EXHIBIT F

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

      THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") is made by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation with offices at 730 Third Avenue, New York, New York 10017 ("Lender") and _______________________________with its principal place of business at _______________________________________________("Tenant").

                                    RECITALS:

      A. Lender has made or is about to make a loan (together with all advances and increases, the "Loan") to INTERNATIONAL CENTRE LIMITED PARTNERSHIP, A MINNESOTA CORPORATION ("Borrower").

      B. Borrower or its predecessor in interest, International Centre III Limited Partnership, as landlord, and Tenant have entered into a lease dated _______________, (the "Lease"), which leased to Tenant Suite No. _____________
(the "Leased Space") located in the Property (defined below).

      C. The Loan is or will be secured by the Mortgage, Assignment of Lease and Rents, Fixture Filing Statement and Security Agreement recorded or to be recorded in the official records of the County of Hennepin, State of Minnesota (together with all advances, increases, amendments or consolidations, the "Mortgage") and the Assignment of Leases and Rents recorded or to be recorded in such official records (together with all amendments or consolidations, the "Assignment"), assigning to Lender the Lease and all rent, additional rent and other sums payable by Tenant under the Lease (the "Rent").

      D. The Mortgage encumbers the real property, improvements, and fixtures located at 901 MARQUETTE AVENUE in the City of MINNEAPOLIS, County of HENNEPIN, State of MINNESOTA, commonly known as AT&T TOWER, and described on Exhibit "A" (the "Property").

      IN CONSIDERATION of the mutual agreements contained in this Agreement, Lender and Tenant agree as follows:

            1. The Lease and all of Tenant's rights under the Lease are and will remain subject and subordinate to the lien of the Mortgage and all of Lender's rights under the Mortgage and Tenant will not subordinate the Lease to any other lien against the Property without Lender's prior consent.

            2. This Agreement constitutes notice to Tenant of the Mortgage and the Assignment and, upon receipt of notice from Lender, Tenant will pay the Rent as and when due under the Lease to Lender and the payments will be credited against the Rent due under the Lease.

            3. Tenant does not have and will not acquire any right or option to purchase any portion of or interest of the Property.

            4. Tenant and Lender agree that if Lender exercises its remedies under the Mortgage or the Assignment and if Tenant is not then in default under this Agreement and if Tenant is not then in default beyond any applicable grace and cure periods under the Lease:

            (a) Lender will not name Tenant as a party to any judicial or non-judicial foreclosure or other proceeding to enforce the Mortgage unless joinder is required under applicable law but in such case Lender will not seek affirmative relief against Tenant, the Lease will not be terminated and Tenant's possession of the Leased Space will not be disturbed;

            (b) If Lender or any other entity (a "Successor Landlord") acquires the Property through foreclosure, by other proceeding to enforce the Mortgage or by deed-in-lieu of foreclosure (a "Foreclosure"), Tenant's possession of the Leased Space will not be disturbed and the Lease will continue in full force and effect between Successor Landlord and Tenant, and

            (c) If, notwithstanding the foregoing, the Lease is terminated as a result of a Foreclosure, a lease between Successor Landlord and Tenant will be deemed created, with no further instrument required, on the same terms as the Lease except that the term of the replacement lease will be the then unexpired term of the Lease. Successor Landlord and Tenant will execute a replacement lease at the request of either.

            5. Upon Foreclosure, Tenant will recognize and attorn to Successor Landlord as the landlord under the Lease for the balance of the term. Tenant's attornment will be self-operative with no further instrument required to effectuate the attornment except that at Successor Landlord's request, Tenant will execute instruments reasonably satisfactory to Successor Landlord confirming the attornment.

            6. Successor Landlord will not be:

            (a) liable for any act or omission of any prior landlord under the Lease occurring before the date of the Foreclosure except for repair and maintenance obligations of a continuing nature imposed on the landlord under the Lease;

            (b) required to credit Tenant with any Rent paid more than one month in advance or for any security deposit unless such Rent or security deposit has been received by Successor Landlord;

            (c) bound by any amendment, renewal or extension of the Lease that is inconsistent with the terms of this Agreement or is not in writing and signed by both Tenant and landlord;

            (d) bound by any reduction of the Rent unless the reduction is in connection with an extension or renewal of the Lease at prevailing market terms or was made with Lender's prior consent;

            (e) bound by any reduction of the term 1 of the Lease or any termination, cancellation or surrender of the Lease unless the reduction, termination, cancellation or surrender occurred during the last 6 months of the term or was made with Lender's prior consent;

            (f) bound by any amendment, renewal or extension of the Lease entered into without Lender's prior consent if the Leased Space represents 50% or more of the net rentable area of the building in which the Leased Space is located;

            (g) subject to any credits, offsets, claims, counterclaims or defenses that Tenant may have that arose prior to the date of the Foreclosure or liable for any damages Tenant may suffer as a result of any misrepresentation, breach of warranty or any act of or failure to act by any party other than Successor Landlord;

            (h) bound by any obligation to make improvements to the Property, including the Leased Space, to make any payment or give any credit or allowance to Tenant provided for in the Lease or to pay any leasing commission arising out of the Lease, except that Successor Landlord will be:

                  (i) bound by any such obligations provided for in the
            Lender-approved form lease;

                  (ii) bound by any such obligations if the overall economic terms of the Lease (including the economic terms of any renewal options) represented market terms for similar space in properties comparable to the Property when the Lease was executed; and

                  (iii) bound to comply with the casualty and condemnation
            restoration provisions included in the Lease provided that Successor Landlord receives the insurance or condemnation proceeds; or

                  (iv) liable for obligations under the Lease with respect to any off-site property or facilities for the use of Tenant (such as off-site leased space or parking) unless Successor Landlord acquires in the Foreclosure the right, title or interest to the off-site property.

For purposes of this subparagraph "the term of the Lease" includes any renewal term after the right to renew has been exercised.

            7. Lender will have the right, but not the obligation, to cure any default by Borrower, as landlord, under the Lease. Tenant will notify Lender of any default that would entitle Tenant to terminate the Lease or abate the Rent and any notice of termination or abatement will not be effective unless Tenant has so notified Lender of the default and Lender has had a 30-day cure period (or such longer period as may be necessary if the default is not susceptible to cure within 30 days) commencing on the latest to occur of the date on which (i) the cure period under the Lease expires; (ii) Lender receives the notice required by this paragraph; and (iii) Successor Landlord obtains possession of the Property if the default is not susceptible to cure without possession.

            8. All notices, requests or consents required or permitted to be given under this Agreement must be in writing and sent by certified mail, return receipt requested or by nationally recognized overnight delivery service providing evidence of the date of delivery, with all charges prepaid, addressed to the appropriate party at the address set forth above.

            9. Any claim by Tenant against Successor Landlord under the Lease or this Agreement will be satisfied solely out of Successor Landlord's interest in the Property and Tenant will not seek recovery against or out of any other assets of Successor Landlord. Successor Landlord will have no liability or responsibility for any obligations under the Lease that arise subsequent to any transfer of the Property by Successor Landlord.

            10. This Agreement is governed by and will be construed in accordance with the laws of the state in which the Property is located.

            11. Lender and Tenant waive trial by jury in any proceeding brought by, or counterclaim asserted by, Lender or Tenant relating to this Agreement.

            12. If there is a conflict between the terms of the Lease and this Agreement, the terms of this Agreement will prevail as between Successor Landlord and Tenant.

            13. This Agreement binds and inures to the benefit of Lender and Tenant and their respective successors, assigns, heirs, administrators, executors, agents and representatives.

            14. This Agreement contains the entire agreement between Lender and Tenant with respect to the subject matter of this Agreement, may be executed in counterparts that together constitute a single document and may be amended only by a writing signed by Lender and Tenant.

            15. Tenant certifies that: the Lease represents the entire agreement between the landlord under the Lease and Tenant regarding the Leased Space; the Lease is in full force and effect; neither party is in default under the Lease beyond any applicable grace and cure periods and no event has occurred which with the giving of notice or passage of time would constitute a default under the Lease; Tenant has entered into occupancy and is open and conducting business in the Leased Space; and all conditions to be performed to date by the landlord under the Lease have been satisfied.

IN WITNESS WHEREOF, Lender and Tenant have executed and delivered this Agreement as of _____________________, 2000.

                                 TEACHERS INSURANCE AND ANNUITY
                                 ASSOCIATION OF AMERICA, a New York corporation


                                 By:  _________________________________________

                                         Name:  _______________________________

                                         Title:  ______________________________

                                 _______________________ (TENANT)

                                 By:  _________________________________________

                                         Name:  _______________________________

                                         Title:  ______________________________

ACKNOWLEDGMENT

State of ______________________

County of  ____________________

      On this the ______ day of _________________, 2000, before me, the undersigned officer, personally appeared _____________________________ who acknowledged himself/herself to be the ___________________________ of ___________________, a corporation, and that he/she, as such____________________________ being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself/herself as ________________________________.

            In witness whereof I hereunto set my hand and official seal.


                                                   _____________________________

                                                   _____________________________
                                                   Title of Officer

                                    EXHIBIT G

                               JANITORIAL SERVICES

Based on five (5) days per week service (Monday - Friday) with all work to commence after 5:00 p.m.

TENANT AREA - DAILY CLEANING

      1.    Empty all wastebaskets, waste receptacles, and place for disposal.

      2.    Empty and wash all ashtrays.

      3.    Dust mop tile floor surfaces.

      4.    Spot clean nightly - damp mop weekly.

      5.    Spot vacuum carpet nightly - vacuum thoroughly once a week.

      6.    Spot clean carpet spots and spillage upon request.

      7. Dust desks, tables, counters, file cabinets, and other furniture or fixtures.

      8.    Dust all ledges and other flat surfaces within reach.

      9.    Properly arrange furniture.

      10.   Spot clean door and partition glass.

      11. Spot clean light switches and adjacent wall area. These areas are to be free of fingerprints, marks and soils.

      12.   Wash cafeteria table tops.

      13. Keep all building vacancies in a clean, presentable condition at all times.

      14.   All doors are to be locked upon completion of work.

      15.   Leave only designated lights on.

TENANT AREA - WEEKLY CLEANING

      1.    Dust high partition ledges and moldings.

      2.    Clean and polish door push plates, kickplates, and thresholds

      3.    Spray buff all tile areas.

      4.    Wash all cafeteria waste receptacles.

      5.    Vacuum thoroughly.

TENANT AREA - QUARTERLY CLEANING

      1.    Strip, seal, and refinish all tile floor surfaces.

      2.    Dust venetian blinds.

ELEVATORS - DAILY CLEANING

      1.    Vacuum clean carpeting.

      2.    All areas are to be free of visible dust.

      3.    Clean and polish walls and doors.

      4.    Clean and polish all stainless steel.

      5.    Spot clean carpet spots and spillage.

ELEVATORS - MONTHLY CLEANING

      1.    Cleaning ceiling light diffusers

      2.    Dust high ledges and moldings.

      3.    Shampoo carpeting as required.

STAIRWAYS - DAILY CLEANING

      1.    Police and spot clean.

STAIRWAYS - WEEKLY CLEANING

      1.    Damp wipe handrails

      2.    Dust all ledges, moldings and pipes.

      3.    Wet mop steps and landings.

      4.    Sweep steps and landings.

RESTROOMS - DAILY CLEANING

      1. Empty waste containers and replace plastic liners from customers stock.

      2.    Damp wipe and polish exterior of all waste containers.

      3.    Dust mop floor surfaces.

      4. Wet mop all floor surfaces using a disinfectant solution. Corners, edges, baseboard grout are to be uniform in appearance.

      5.    Dust all ledges and other flat surfaces within reach.

      6.    Clean and polish all chrome hardware.

      7.    Clean and sanitize sinks, toilets, seats and urinals.

      8.    Clean and polish mirrors and frames.

      9.    Remove any soap scum or residue left from soap dispenser.

      10. Wash walls and partitions adjacent to urinals, bowls, sinks. They are to be free of soil and marks and uniform in appearance.

      11.   Clean and polish dispensers, and refill from customer's stock.

      12.   Report any fixtures nor working properly to building office.

RESTROOM - WEEKLY CLEANING

      1.    Wash interior of all waste containers.

      2.    Dust high ledges and moldings.

RESTROOMS - MONTHLY CLEANING

      1.    Scrub floor surfaces.

      2.    Vacuum or dust ceiling vents.

RESTROOMS - QUARTERLY CLEANING

      1.    Wash all walls, doors, and partitions.

ENTRANCE, LOBBY AND CORRIDORS - DAILY CLEANING

      1.    Empty and wash all ashtrays.

      2. Empty all debris from sand urns, smooth sand. Replace sand as needed and polish chrome.

      3.    Empty waste receptacles and place for disposal.

      4.    All areas to be free of visible dust.

      5.    Walls and doors to be free of marks and soil.

      6.    Clean and polish drinking fountains and adjacent wall area.

      7.    Clean and polish public telephone and adjacent wall area.

      8.    All entrance glass to be free of streaks and smudges.

      9.    Wash all entrance door glass inside and out, and clean metal.

      10. Clean and polish door kickplates, push plates, thresholds, and other chromes and stainless steel.

      11.   Dust mop tile floor surfaces.

      12.   Wet mop tile floor surfaces.

      13.   Vacuum clean all carpeted areas.

      14.   Spot clean carpet spots and spillage.

      15.   Clean and polish building directory board.

      16.   Clean all entry and walk-way mats.

ENTRANCE, LOBBY, AND CORRIDORS - WEEKLY CLEANING

      1.    Dust high ledges and moldings.

      2.    Wash entrance side plates inside and outside.

      3.    Wash doors and first floor side plates inside and outside.

      4.    Spray buff lobby tile.

ENTRANCE, LOBBY, AND CORRIDORS - QUARTERLY CLEANING

      1.    Shampoo all carpeted areas.

      2.    Strip, seal and recoat tile floor surfaces.

      3.    Wash all entrance glass, inside and outside.

                                    EXHIBIT H

                              RULES AND REGULATIONS

                                   AT&T TOWER

TENANT, AGREES TO OBSERVE FOR ITSELF, ITS EMPLOYEES, CLIENTS, CUSTOMERS, INVITEES AND GUESTS, TO COMPLY WITH THE FOLLOWING RULES AND REGULATIONS AND WITH SUCH REASONABLE AND NONDISCRIMINATORY MODIFICATIONS THEREOF AND ADDITIONS THERETO AS LANDLORD MAY MAKE FOR THE PROJECT:

      1. In advertising or other publicity, without Landlord's prior written consent, Tenant shall use neither the name of the Building, except as the address of its business, nor use pictures of the Building.

      2. Tenant, its customers, invitees, licensees, and guests, shall not loiter, congregate, or obstruct sidewalks, entrances, passages, corridors, vestibules, halls, elevators and stairways in and about the Project. Tenant shall not place objects against glass partitions or doors or windows, which would be unsightly from the Building corridor, or from the exterior of the Building, and will promptly, remove same upon notice from Landlord.

      3. Tenant shall not make noises, cause disturbances, or vibrations or use or operate electrical or electronic devices or other devices that emit sound or other waves or disturbances, or create odors, any of which may be offensive to other tenants and occupants of the Building or that would unreasonably interfere with the operation of any device or equipment initially installed after the Effective Date or radio or television broadcasting or reception from or within the Project, and shall not place or install any projections, antenna, aerials or similar devices inside or outside the Premises. The provisions of this Section 3 will not alter or limit Tenant's rights under Section 42 of the Lease.

      4. Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant's use. Tenant shall observe Landlord's regulations regarding use and operation of window sun shading system and shall keep public corridor doors closed.

      5. Door keys for doors in the Premises will be furnished at the commencement of the Term by Landlord. Tenant shall not affix additional locks on doors, without Landlord's consent, and shall purchase duplicate keys only from Landlord. When the Lease is terminated, Tenant shall return all keys to Landlord and will disclose to Landlord the combination of, and provide any keys relating to, any safes, cabinets or vaults left in the Premises. The provisions of this Section 5 will not alter or limit Tenant's rights under Section 7(H) of the Lease.

      6. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

      7. Peddlers and solicitors shall be reported to the Building office or as Landlord otherwise requests.

      8. Tenant shall not install and operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the written consent of Landlord.

      9. No person or contractor not employed by Landlord shall be used to perform window washing, cleaning, decorating, repair or other work in the Premises without Landlord's advance consent.

      10. Tenant, its associates or employees, shall not make or commit any indecent or improper acts or noises in the Building, or unreasonably interfere in any way with the other Tenants or those having business with them. Nothing shall be thrown by Tenant, its associates, or employees out of the windows or doors. Tenant agrees that no part of the Premises shall be used for sleeping purposes or any other undesirable use.

      11. All safes, merchandise, furniture, equipment and other bulky articles shall be carried up or into the Premises at such times and in such manner as shall be specified by Landlord; Landlord shall in all cases retain the power to prescribe the proper position of such safes and to control the weight of same, and any damage done to the Building by taking in or putting out a safe, or from overloading the floor with any safe, shall be paid by Tenant causing it.

      12. No bicycle or other vehicle, and no dogs, birds or other animals, except those animals assisting an individual with a disability, shall be allowed in the offices, halls, corridors or any other parts of the Building.

      13. Tenant shall not cook in the Building without Landlord's advance consent.

      14. Capitalized terms used in these Rules and Regulations but not defined herein have the meaning ascribed to them in the Lease.

                               SUBLEASE AGREEMENT

      THIS SUBLEASE AGREEMENT (the "Sublease"), is made and entered into effective the 17th day of January, 2003, by and between Utility Engineering Corporation, a Texas corporation, as sublessor ( "Sublessor"), and Fair, Isaac and Company, Incorporated, a Delaware corporation, as sublessee ("Sublessee").

                              W I T N E S S E T H :

      WHEREAS, Sublessor is the tenant under that Lease Agreement dated October 23, 2000 (the "Initial Lease") by and between International Centre Limited Partnership, a Minnesota limited partnership, as landlord ("Landlord") and Sublessor. The Initial Lease was subsequently amended by a First Amendment To Lease dated July 30, 2001 (the "First Amendment"). For purposes of this Sublease Agreement, the Initial Lease and the First Amendment, shall be referred to collectively as the "Master Lease";

      WHEREAS, the Master Lease demises to Sublessor certain premises (the "Premises") in that building commonly known as The AT&T Tower located at 901 Marquette Avenue, Minneapolis, Minnesota (the "Building"), and

      WHEREAS, attached hereto as Exhibit A is a true and correct copy of the Master Lease; and

      WHEREAS, the Sublessee desires to lease all of the Premises from the Sublessor, subject to the Landlord's consent, for the term and upon the conditions contained in this Sublease and Sublessor is willing to sublet the Premises upon such terms; and

      WHEREAS, simultaneously with the execution and delivery of this Sublease, Sublessee is entering into a separate Lease directly with Landlord of even date herewith (the "Direct Lease"), leasing the Premises and certain additional space in the Building to Sublessee, as more particularly set forth therein; and

      WHEREAS, to the extent applicable to the Premises, the Direct Lease is subordinate to this Sublease; and

      WHEREAS, capitalized terms not otherwise defined in this Sublease shall have the meaning set forth in the Master Lease.

      NOW THEREFORE, in consideration of the agreements and covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

1. PREMISES. Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor the Premises for the term and for the rent and on all other terms and conditions set forth herein. The Premises consist of all of the rentable area on the 33rd, 32nd and 31st floors of the Building, together with a portion of the 30th floor of the Building as generally depicted in Exhibit B attached hereto. The Premises are deemed to contain 62,721 square feet of rentable area. The Premises do not contain the storage space leased pursuant to Exhibit C, paragraph 11 of the Master Lease, or the parking spaces to which Sublessor has rights pursuant to the Master Lease.

2. USE. Sublessee shall use the Premises only for general office purposes and such other uses as are permitted by the Master Lease, and for no other purposes.

3. TERM. The term of this Sublease (the "Sublease Term") shall commence on February 1, 2003 (the "Sublease Commencement Date") and shall continue until June 30, 2007, with respect to that portion of the Premises located on the 30th floor only, and until August 31, 2011 with respect to the remainder of the Premises, unless earlier terminated in accordance with the terms of this Sublease.

4. BASE RENT. Commencing on the Sublease Commencement Date, Sublessee shall pay to Sublessor a base rent for the Premises equal to Ten Dollars and Seventy Cents ($10.70) per square foot of rentable area per year (the "Sublease Base Rent") throughout the Sublease Term. Sublessee shall pay Sublease Base Rent in equal monthly installments of $55,926.23. All Sublease Base Rent is payable in advance and without notice demand, deduction or offset. Sublease Base Rent for any partial months shall be prorated on a per diem basis.

5. BASE RENT ABATEMENT. Sublease Base Rent payable by Sublessee for the first two full months of the Sublease Term shall be abated with respect to 40,000 square feet of rentable area, such that Sublessee shall pay Sublease Base Rent with respect to only 22,721 square feet of rentable area for each of the first two full months of the Sublease Term, and such that each of the first two installments of Sublease Base Rent due from Sublessee shall be in the amount of $20,259.56.

6. OPERATING COSTS. In addition to Base Rent, Sublessee shall pay to Sublessor throughout the Sublease Term "Operating Costs" payable by Sublessor as tenant under the Master Lease. Sublessee shall make payment to Sublessor as and when such payments are due from Sublessor to Landlord under the terms of the Master Lease.

7. ADDITIONAL TAXES. Sublessee shall pay to Sublessor, as additional rent, any "additional taxes" payable by Sublessor as tenant under the Master Lease pursuant to Section 6 thereof as and when such payments are due from Sublessor to Landlord under the terms of the Master Lease. To the extent any of the taxes described in Section 6 of the Master Lease are payable by Sublessor by reason of the receipt of Sublease Base Rent, Sublessee shall pay such taxes, as additional rent, to Sublessor in the manner set forth therein.

8. ADDITIONAL SERVICES AND UTILITIES. Sublessee shall be solely responsible for any additional services as described in Section 7.1 of the Master Lease and shall arrange with Landlord to have any invoice for such additional service sent directly to Sublessee. Sublessee shall pay Landlord therefor as and when provided in the Master Lease.

9. PAYMENT OF RENT. All amounts payable by Sublessee under this Sublease, including the Sublease Base Rent, Sublessee's share of Operating Costs and additional taxes, if any, shall be deemed "Rent."

10. CONDITION OF SUBLEASE PREMISES. Sublessor shall deliver the Premises to Sublessee "broom clean" and in "as-is" condition except that Sublessor shall repair any significant damage to walls or carpet. Sublessor's furniture and furniture systems on the 33rd and 32nd floors together with the phone and data cabling shall remain the property of Sublessor during the Sublease Term, but may be used by Sublessee during the entire Sublease Term without charge. Upon the expiration or earlier termination of the Sublease Term, and provided there then exists no Sublease Default (defined below), Sublessee shall have the right to purchase the furniture and furniture systems from Sublessor for a price of $1.00 and shall be deemed the owner of the phone and data cabling. A list of the furniture and furniture systems is attached as Exhibit D. EXCEPT AS STATED ABOVE IN THIS
      SECTION 10. SUBLESSEE ACKNOWLEDGES THAT THE PREMISES WILL OTHERWISE BE DELIVERED TO SUBLESSEE IN THEIR "AS-IS" CONDITION, WITH ALL FAULTS, AND SUBLESSOR SHALL HAVE NO LIABILITY TO SUBLESSEE AS TO THE CONDITION OF THE PREMISES OR OBLIGATION FOR THE PERFORMANCE OF ANY REPAIR OR MAINTENANCE THERETO. THE TAKING OF POSSESSION OF THE PREMISES BY SUBLESSEE SHALL BE DEEMED ACCEPTANCE BY SUBLESSEE OF THE PREMISES AND ACKNOWLEDGMENT THAT THE PREMISES ARE IN SATISFACTORY CONDITION ON THE DATE OF SUCH TAKING OF POSSESSION.

11. NO EXTENSION OR EXPANSION RIGHTS. Sublessee acknowledges that, notwithstanding any rights set forth in the Master Lease that would permit the Sublessor, as tenant, to extend the term of the Master Lease or to expand the area of the Premises, Sublessee shall have no right to extend the Sublease Term or to expand the area of the Premises. However, nothing herein shall preclude Sublessee from negotiating directly with the Landlord for additional space in the Building or for continued occupancy of the Sublease Premises after the Expiration Date, and to the extent Sublessee desires to exercise any expansion, renewal or other options with respect to the Premises or this Sublease, it shall do so pursuant to the Direct Lease. In addition, Sublessor hereby covenants that it will not exercise any options that it may have as tenant under the Master Lease to expand the Premises, to extend the term of the Master Lease, or to otherwise alter the terms of the Master Lease as they exist as of the date of this Sublease.

12. MASTER LEASE. This Sublease is subject and subordinate to the Master Lease. It is the intent of Sublessee and Sublessor to incorporate the Master Lease into this Sublease by reference except as otherwise specifically provided herein. Sublessee shall pay all sums due to Landlord pursuant to the Master Lease to the extent such sums are applicable to the Premises or Sublessee's use of any portion of the Building. Except as otherwise expressly provided by the terms of this Sublease, Sublessee agrees to be bound by and perform all the terms, provisions and conditions to be performed by or applicable to Sublessor under the Master Lease to the extent the same are applicable to the Premises or Sublessee's use of any portion of the Building, and for purposes of said limited incorporation by reference of the Master Lease, any references therein to "Tenant" shall be deemed references to Sublessee. Sublessor shall have the benefit of all rights and remedies available to Landlord under the Prime Master Lease, including, but not limited to the right of re-entry. Except as expressly provided by the term of this Sublease or as superseded by the specific provisions hereof, all rights of Sublessor and obligations of Landlord under the Master Lease shall inure to the benefit of Sublessee herein, and for purposes of said limited incorporation by reference of the Master Lease, notwithstanding the foregoing, references to Landlord in the Master Lease shall be deemed to continue to be references to Landlord. Sublessor shall have no liability to Sublessee for Landlord's defaults, provided that at Sublessee's request Sublessor shall demand that Landlord cure any default by Landlord. Sublessor represents and warrants that as of the date of this Sublease, the Lease is in full force and effect and to the best of Sublessor's actual knowledge there is no default by Landlord or Sublessor under the Master Lease. During the Sublease Term, Sublessor shall not surrender, cancel or terminate the Lease in any manner that would materially affect Sublessee's rights hereunder.

13. SUBLEASE DEFAULT. The occurrence of any one or more of the following shall constitute a "Sublease Default":

      (a) Sublessee shall fail to pay any monthly installment of Rent within five days after Sublessee receives notice from Sublessor that the Rent was not received when due, or fails to make timely payment of any other amounts due and owing from Sublessee to Sublessor or to Landlord;

      (b) Sublessee shall create or suffer a default under the Master Lease under any provision of the Master Lease applicable to Sublessee or the Premises, and Sublessee shall not cure such default at least five days prior to the expiration of any applicable cure period with respect to such default under the Master Lease.

      Upon the occurrence of a Sublease Default, the Sublessor shall have all of the rights and remedies relative to the Sublessee as exist in favor of the Landlord upon default by the Tenant under the Master Lease. Sublessee acknowledges that the remedies available to Sublessor for default include, without limitation, the right to terminate the Sublease and to assert a claim for damages against Sublessee or to repossess the Sublease Premises without terminating the Sublease, all as more fully set forth in Section 14 of the Master Lease.

14. SUBLESSOR CURE OF SUBLESSEE DEFAULT. If Sublessee defaults in the making of any payment, or in the doing of any act herein required to be done by Sublessee or commits any act prohibited herein, Sublessor may, but shall not be required to, make such payment or do such act, or correct any damage caused by such prohibited act and to enter the Premises as appropriate in connection therewith, and the amount of the expense incurred by Sublessor, with interest thereon at the lesser of the highest lawful rate or twelve percent (12%) per annum from the date paid by Sublessor, shall be paid by Sublessee to Sublessor and shall constitute Rent hereunder due and payable with the next monthly installment of Sublease Base Rent. Sublessee hereby acknowledges and agrees that the making of such payment or the performance of such act by Sublessor shall not operate to cure such default or prevent Sublessor from the pursuit of any remedy to which Sublessor would otherwise be entitled. If any installment of Sublease Base Rent is not paid by Sublessee within five (5) business days of the due date, Sublessee shall also be obligated to pay:
      (i) a one-time late charge of two and one-half percent (2 1/2%) of the amount due as a reasonable reimbursement of administrative costs incurred by Sublessor; and (ii) interest on the unpaid balance at the lesser of the highest lawful rate or twelve percent (12%) per annum and such late charge and interest shall constitute Rent hereunder which shall be immediately due and payable.

15. ALTERATIONS BY SUBLESSEE. Sublessor is delivering the Sublease Premises to Sublessee in its "as-is" condition. Sublessor shall make the Sublease Premises reasonably accessible to Sublessee following execution of this Sublease and the obtaining of Landlord's consent for purposes of planning Sublessee improvements (subject to compliance with Sublessor's and Landlord's reasonable security and notice requirements with regard to such access). Sublessee shall also have access to the Premises no later than January 18, 2003 for the purpose of installing telephone and data lines within the Premises, subject to compliance with Building rules and regulations applicable to such installation. Sublessee shall have the right to make alterations to the Premises to the extent Sublessor has such rights as tenant under the Master Lease, as set forth in Section 9 of the Master Lease. Any fixtures, furnishings or equipment attached to the Premises by Sublessee (except trade fixtures or trade equipment) shall become the property of the Landlord, or be otherwise disposed of, as provided in the Master Lease upon the termination of this Sublease, to the extent not removed by Sublessee from the Premises prior to the termination date. Sublessee shall be required to repair any damage caused to the Premises by removal of fixtures, furnishings, or equipment attached to the Premises by Sublessee and subsequently removed to the extent required by the Master Lease. Upon the expiration or earlier termination of this Sublease, if Sublessee will not be continuing its occupancy of the Sublease Premises at that time under the Direct Lease, Sublessee shall deliver the Premises to Sublessor in the condition required by the Master Lease. If required by Landlord pursuant to the Master Lease (either directly or by Landlord's direction to Sublessor), Sublessee shall remove any alterations or improvements to the Premises, including cabling, installed by Sublessee, at Sublessee's expense, and such work shall be completed prior to the expiration of the Sublease Term. Any signage shall be installed at the expense of Sublessee with the consent of Landlord. Sublessor shall reasonably cooperate with Sublessee with regard to procuring a Building directory listing for Sublessee. Sublessee shall also be permitted to begin its move-in of furniture, fixtures and equipment on January 21, 2003 or any time thereafter.

16. MAINTENANCE. Sublessee shall be responsible for maintaining and repairing the Premises in the condition required by the Master Lease. Sublessee shall also promptly repair any and all damage to the Premises and perform ordinary and necessary maintenance, to the extent required by the Master Lease.

17.   INDEMNIFICATION AND INSURANCE.

      A. Sublessee agrees to indemnify, hold harmless and defend Sublessor, and its officers, directors, employees, agents, successors and assigns, from and against claims, losses, damages, liabilities, causes of action, suits, judgments and expenses, including but not limited to reasonable attorney's fees, for bodily or personal injury, or death to any persons including, but not limited to, employees of Sublessee, and for any loss of, damage to, or destruction of any property, including loss of use thereof, in any way related to Sublessee's use and occupancy of the Premises.

      B. Sublessee agrees to purchase and to carry in full force all insurance required by the Master Lease to be carried by Sublessor. Sublessee shall name Sublessor as an additional insured on all liability insurance policies and as loss payee on its property damage insurance and shall provide Sublessor with reasonable evidence of such insurance.

      C. Prior to the Sublease Commencement Date, certificates of insurance shall be delivered by Sublessee to Sublessor evidencing compliance with the insurance terms of this Sublease.

      D. The indemnity and insurance provisions contained herein shall remain in effect and shall survive the termination of this Sublease with respect to any occurrence or claim arising during the Sublease Term of or in connection with this Sublease or occupancy of the Premises.

18. NOTICES. All notices to be given hereunder shall be in writing and shall be deemed given the earlier of receipt or three (3) business days after deposit in the United States mail, postage prepaid, addressed as follows (or to such address as from time to time may be designated by any party by written notice to the other parties):

SUBLESSEE:                              LANDLORD:

Fair, Isaac and Company, Incorporated   International Centre Limited Partnership
c/o Robert Benson, Vice President       c/o Ryan Properties
5935 Cornerstone Court West             50 South 10th Street, Suite 300
San Diego, CA 92121                     Minneapolis, MN  554023

CC:  Andrea Fike, Vice President,
Secretary and General Counsel
901 Marquette Avenue
Minneapolis, MN 55402

SUBLESSOR:

Utility Engineering Corporation
Amarillo National's Plaza Two
500 South Taylor       Lobby Box 239
Amarillo, TX 79101-2446

CC:  Corey N. Hessen
901 Marquette Avenue South
Suite 2900
Minneapolis, MN  55402

      Any notice received by either Sublessor or Sublessee from Landlord shall be delivered to the other party within five (5) business days of receipt and shall be effective, under the terms of this Sublease, on the business day following receipt of such copy by the party to be notified.

19. ASSIGNMENT AND SUBLEASING. Subject to the approval of Landlord to the extent required under the Master Lease, Sublessee on notice to Sublessor (but without Sublessor's consent), may assign this Lease or sublet all or part of the Premises to any of Sublessee's Affiliates. "Sublessee's Affiliates" means any company controlling, controlled by or under common control with Sublessee, as well as any entity acquiring all or substantially all of Sublessee's assets or common stock. In no circumstances shall the original Sublessee be released from its obligations under this Sublease. A transfer of an ownership interest in Sublessee is not an assignment of this Sublease, but Sublessee shall give Sublessor notice of any such transfer which results in a change in control of Sublessee. Sublessee shall not otherwise assign this Sublease or sublet all or any part of the Premises voluntarily, involuntarily or by operation of law, without first obtaining Sublessor's written consent thereto, which consent shall not be unreasonably withheld, delayed or conditioned and will be deemed granted unless denied in writing by Sublessor within 10 days after Sublessee's delivery of its consent request to Sublessor. Any such assignee or sublessee shall assume in writing the performance of the covenants and obligations of Sublessee hereunder. Sublessee shall deliver to Sublessor a fully executed copy of any assignment or sublease. Any assignment or subletting by Sublessee not in compliance with the Master Lease and this Sublease shall permit Sublessor to exercise against Sublessee the rights granted to the Landlord against the Tenant under the Master Lease.

20. LIENS AND TAXES. Sublessee shall promptly pay, and shall hold Sublessor and Landlord harmless from:

            A. All taxes assessed against and levied upon any trade fixtures, furnishings, equipment and all other personal property of Sublessee in the Premises.

            B. All levies, liens and encumbrances which arise from any act or omission of Sublessee, including any work performed in the Premises by or under the direction of Sublessee.

21. PERFORMANCE UNDER LEASE. Sublessee acknowledges that Sublessor does not control the performance by Landlord under the Master Lease, including the providing of services to the Sublease Premises. Sublessee hereby agrees that Sublessor shall have no liability to Sublessee of any kind arising out of such non-performance or non-delivery of services, except the obligation to use reasonable efforts to request Landlord to perform under the Master Lease and/or provide the required services. Sublessor hereby assigns to Sublessee the right of Sublessor to pursue enforcement of the Master Lease against Landlord as to such non-performance.

22. APPLICABLE LAW. This Sublease shall be governed by and construed in accordance with the laws of the State of Minnesota.

23. QUIET ENJOYMENT. So long as Sublessee is not in default under any of the covenants, agreements, terms and conditions hereof, on the part of Sublessee to be performed and observed, Sublessor covenants that Sublessee shall peacefully have and enjoy the Premises without hindrance or molestation by Sublessor.

24. BROKER COMMISSION. Sublessor has disclosed to Sublessee that it is represented by The Staubach Company (the "Sublessor Broker") with regard to this Sublease. Sublessee has disclosed to Sublessor that it is represented by Griffin Companies with regard to this Sublease (the "Sublessee Broker"). Sublessor has agreed to pay Sublessor Broker a brokerage fee pursuant to a separate written commission agreement, and Sublessor Broker shall also be responsible for payment of a brokerage fee owing to Sublessee Broker out of Sublessor Broker's commission when Sublessor pays Sublessor Broker. Each of the parties represents to the other that such party has not incurred any brokerage commission or finder's fee as a result of this Sublease other than as set forth in this
      Section 24, and each party agrees to hold the other harmless from all liabilities incurred by the other relating to such brokerage commission or finder's fee incurred as a result of the actions of such party. The provisions of this Section shall survive termination of this Sublease.

25. LANDLORD CONSENT. Sublessee acknowledges that Sublessor is requesting Landlord's consent as to the Sublease and that this Sublease shall not be binding upon the parties until the Landlord has provided its written consent. The form of consent requested by Sublessor and Sublessee is attached is hereto as Exhibit C.

26. BUILDING SERVICES. From and after the Sublease Commencement Date, Sublessee shall have access to the Building, the Premises, and the Common Areas twenty-four (24) hours per day, seven (7) days per week subject to exceptions set forth in the Master Lease.

      Except as otherwise provided in Section 8 of this Sublease, from and after the Sublease Commencement Date, Building standard janitorial services shall be provided to the Premises at no cost to Sublessee and Sublessee shall cooperate in using trash and recycling facilities provided in conjunction with such services.

      Sublessee shall not be obligated for payment of utility costs with regard to the Premises unless Landlord imposes an excess utility charge on Sublessor as a result of Sublessee's particular use of the Premises (i.e., related to excessive utility use, excessive cooling requirements, etc.). In such event, Sublessor shall submit the invoices for such excess charges to Sublessee and Sublessee shall promptly pay said charges to Landlord.

27. COUNTERPART SIGNATURES. This Sublease may be executed in counterparts, each of which when appended with the signatures of the parties, shall constitute an original Sublease.

28. SATELLITE DISH. Sublessee shall have the right to install and operate a rooftop satellite-earth communications antenna, at no cost to Sublessor, to the extent such rights are granted to Sublessor as tenant under the Master Lease.

      IN WITNESS WHEREOF, the parties have executed this Sublease Agreement effective the date and year first above written.

                                            SUBLESSEE:

                                            FAIR, ISAAC AND COMPANY, INC.
                                            A DELAWARE CORPORATION


DATED: January 17, 2003                     BY /s/ Kenneth J. Saunders

                                            ITS CHIEF FINANCIAL OFFICER

                                            SUBLESSOR:

                                            UTILITY ENGINEERING CORPORATION,
                                            A TEXAS CORPORATION


DATED: January 17, 2003                     BY /s/ [SIGNATURE ILLEGIBLE]

                                            ITS Vice President, Corporate
                                            Strategy & Services

                                    EXHIBIT A

                                  COPY OF LEASE

                                    EXHIBIT B

                         DEPICTION OF SUBLEASE PREMISES

                                    EXHIBIT C

                               CONSENT TO SUBLEASE

      Reference is made to that certain Lease Agreement dated October 23, 2000 (the "Initial Lease"), by and between International Centre Limited Partnership, as landlord (the "Initial Landlord") and Utility Engineering Corporation, as tenant (the "Tenant"), as amended by a First Amendment to Lease dated July 30, 2001 (the "First Amendment"), which Initial Lease and First Amendment to Lease shall be referred to collectively herein as the "Lease."

      Subject to the terms and conditions of this Consent to Sublease, Landlord hereby consents to the sublease by Sublessor of the Premises to Fair, Isaac and Company, Incorporated ("Sublessee") pursuant to the terms of that certain Sublease Agreement dated effective __________________, 2003, by and between Sublessor and Sublessee (the "Sublease"). For purposes of this Consent, "Premises" shall mean those premises described in the Sublease and generally depicted in Exhibit B thereto.

      Sublessor and Sublessee each represent and warrant that the Sublease sets forth the entire transaction between Sublessor and Sublessee relating to the Premises. Sublessee represents that all disclosures made by Sublessee to the Landlord in connection with this Consent to Sublease (if any) are true in all material respects and do not omit any materially relevant information.

      The Landlord's consent to the Sublease shall not constitute approval of the form or terms and conditions of the Sublease. The Sublease, notwithstanding any term or provision thereof to the contrary, shall not amend, modify, or in any way affect the Lease or the rights and obligations of the parties thereunder. The Sublease shall not create in or grant to Sublessee any direct rights or remedies against Landlord under the Sublease. To the extent that any provision of the Sublease is inconsistent with this Consent to Sublease, that provision shall be void and of no force and effect.

      Notwithstanding anything which may be apparently to the contrary in the Sublease, Sublessee hereby agrees to observe fully all covenants and conditions of the Lease as applicable to the Premises. Landlord's consent hereunder shall not be deemed in any manner to be a consent to a use not permitted pursuant to
Section 4 of the Lease or a consent to any other sublease or assignment. Any proposed sublease or assignment by Sublessee shall be subject to the provisions of Section 8(G) of the Lease. The terms and conditions of the Lease shall be fully enforceable against Sublessee, and nothing in this Consent to Sublease or in the Sublease shall be construed to modify the Lease or Landlord's rights and remedies thereunder. Nothing in this Consent to Sublease shall in any manner be construed to be an agreement by Landlord not to disturb Sublessee in the event of any default under the Lease by Sublessor which is not cured by Sublessor within the cure period, if any, provided under the Lease.

      Notwithstanding the Sublease, Sublessor shall remain liable to Landlord under the Lease. Sublessor hereby ratifies and confirms its obligations under the Lease and acknowledges that, to the best of its actual knowledge, (i) Landlord is not in default under the Lease, (ii) no event has occurred that, with the passage of time or notice, would constitute a default under the Sublease, and (iii) Sublessor has no existing claim against Landlord or right of offset or defense against enforcement by the Landlord of the obligations of the Sublessor under the Lease.

      Landlord agrees that, so long as Sublessee has procured and maintains the insurance required under Section 17(B) of the Sublease, Sublessor shall be relieved of its obligation to maintain insurance under Section 8(K) of the Lease.

      This Consent to Sublease, the Sublease Agreement and the Direct Lease (referenced in the Recitals to this Sublease contains the entire agreement of the parties hereto with respect to the subject matter hereof. This Consent to Sublease shall be binding on and inure to the benefit of Landlord, Sublessor and Sublessee and their respective successors and assigns.

                              LANDLORD: International Centre Limited Partnership By International Centre III Limited Partnership
                              By Ryan Properties, Inc.
Dated: January 17, 2003

                              By /s/ John P. Kelly

                              Its EVP

Dated: January 17, 2003             SUBLESSOR: Utility Engineering Corporation

                              By [SIGNATURE ILLEGIBLE]

                              Its Vice President, Corporate
                              Strategy & Services

Dated: January 17, 2003            SUBLESSEE: Fair, Isaac and Company, Inc.

                              By /s/ Kenneth J. Saunders

                              Its Chief Financial Officer

                                    EXHIBIT D

Schedule of Furniture and Built-In Furniture Systems


                                       1